Exhibit 10.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 12, 2012,

among

CHRISTOPHER & BANKS CORPORATION,

as the Lead Borrower

For

The Borrowers Named Herein,

The Guarantors from time to time party hereto, and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Lender

i

v

SCHEDULES

1.01	Borrowers
1.03	Existing Letters of Credit
5.01	Loan Parties Organizational Information
5.05	Supplement to Interim Financial Statements
5.06	Litigation
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments
5.17	Intellectual Property Matters
5.18	Collective Bargaining Agreements
5.21(a)	DDAs
5.21(b)	Credit Card Arrangements
5.24	Material Contracts
6.02	Financial and Collateral Reporting
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.09	Affiliate Transactions
9.02	Lender’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E	Borrowing Base Certificate
F	Credit Card Notification
G	DDA Notification

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of July 12, 2012, among CHRISTOPHER & BANKS CORPORATION, a Delaware corporation (the “Lead Borrower”), the Persons named on Schedule 1.01 hereto (collectively, the “Borrowers”), the Persons from time to time party hereto as Guarantors (collectively, the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and as L/C Issuer.

The Borrowers and the Lender are party to that certain Amended and Restated Credit and Security Agreement dated as of November 4, 2005 (as amended, modified and supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”).

The Borrowers have requested that the Lender agree to amend and restate the Existing Credit Agreement as set forth herein, and the Lender is willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Default or Event of Default, or (ii) the failure of the Borrowers to maintain Availability at least equal to the greater of (a) thirty percent (30%) of the Loan Cap, or (b) $10,000,000.  For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing at the Lender’s option (i) so long as such Default or Event of Default has not been waived, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded the greater of (x) thirty percent (30%) of the Loan Cap, or (y) $10,000,000 for sixty (60) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement; provided, that in the discretion of the Lender an Accelerated Borrowing Base Delivery Event shall be deemed continuing (even if a Default or an Event of Default is no longer continuing and/or Availability exceeds the required amount for such sixty (60) consecutive calendar days) at all times after an Accelerated Borrowing Base Delivery Event has occurred and has been discontinued on two (2) occasions in any one 12-month period after the Closing Date.  The termination of an Accelerated Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Accelerated Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.

“Acceptable Document of Title” means, with respect to any Inventory, a tangible or electronic negotiable bill of lading or other Document (as defined in the UCC) that (a) is issued by a common carrier which is not an Affiliate of the Approved Foreign Vendor or any Loan Party and which is in actual possession of such Inventory, (b) is issued to the order of a Loan Party or, if so requested by the Lender after the occurrence and during the continuance of a Default or Event of Default, to the order of the Lender, (c) is not subject to any Lien (other than in favor of the Lender), and (d) is on terms otherwise reasonably acceptable to the Lender.

“ACH” means automated clearing house transfers.

“Accommodation Payment” as defined in Section 9.20(d).

“Account” means “accounts” as defined in the UCC.

“Acquisition” means, with respect to any Person (a) an investment in, or a purchase of, a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations from any Person (but not the opening of new individual Stores), in each case in any transaction or group of transactions which are part of a common plan.

“Act” shall have the meaning provided in Section 9.16.

“Adjusted LIBO Rate” means:

(a)                                  for any Interest Period with respect to any LIBO Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; and

(b)                                 for any interest rate calculation with respect to any Base Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (i) the LIBO Rate for an Interest Period commencing on the date of such calculation and ending on the date that is thirty (30) days thereafter multiplied by (ii) the Statutory Reserve Rate.

The Adjusted LIBO Rate will be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate.

“Adjusted Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, (b) the specified transaction or payment shall be funded solely with cash on hand (and not, for the avoidance of doubt, with the proceeds of any Loans), (c) immediately after giving effect to such transaction or payment, Pro Forma Excess Availability will be greater than $10,000,000, (d) no Loans shall have been outstanding during the twelve (12) months immediately preceding the date of such transaction or the making of such payment, and (e) no Loans are projected to be outstanding during the twelve (12) months immediately following the date of such transaction or the making of such payment.

“Adjustment Date” means the first day of each Fiscal Quarter, commencing October 28, 2012.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding twenty percent (20%) or more of any class of the Equity Interests of that Person, and (iv) any other Person twenty percent (20%) or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 9.20(d).

“Applicable Margin” means:

(a)                                  From and after the Closing Date until the first Adjustment Date, the percentages set forth in Level II of the pricing grid below; and

(b)                                 From and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability for the Fiscal Quarter immediately preceding such Adjustment Date; provided, that notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, the Lender may immediately increase the Applicable Margin to that set forth in Level I (even if the requirements for a different Level have been met) and interest shall accrue at the Default Rate; provided, further, that if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in such Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin	Commercial Letter of Credit Fee	Standby Letter of Credit Fee
I	< $15,000,000	2.50%	1.50%	2.00%	2.50%
II	>$15,000,000 and < $30,000,000	2.25%	1.25%	1.75%	2.25%

III	> $30,000,000	2.00%	1.00%	1.50%	2.00%

“Appraisal Percentage” means ninety percent (90%).

“Appraised Value” means (a) with respect to Eligible Inventory, the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of Eligible Inventory as set forth in the inventory stock ledger of the Borrowers, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Lender, and (b) with respect to Eligible Real Estate, the fair market value of Eligible Real Estate as set forth in the most recent appraisal of Eligible Real Estate as determined from time to time by an independent appraiser engaged by the Lender, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three (3) months; provided, that the Appraised Value of Eligible Real Estate shall in no event exceed the maximum amount of the Obligations at any time specified to be secured by a Mortgage thereon.

“Approved Fund” means any Fund that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender, (c) an entity or an Affiliate of an entity that administers or manages the Lender or (d) the same investment advisor or an advisor under common control with the Lender, Affiliate or advisor, as applicable.

“Approved Foreign Vendor” means a Foreign Vendor which (a) is located in any country acceptable to the Lender in its discretion, (b) has not asserted and has no right to assert any reclamation, repossession, diversion, stoppage in transit, Lien or title retention rights in respect of such Inventory, and (c) if so requested by the Lender (which request may be made by the Lender only with respect to a Foreign Vendor from which the Loan Parties received more than ten percent (10%) of their Inventory in the prior Fiscal Year or with respect to which the Loan Parties have more than ten percent (10%) of their Inventory in transit at any time), has entered into and is in full compliance with the terms of a Foreign Vendor Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by the Lender and an Eligible Assignee, in substantially the form of Exhibit D or any other form approved by the Lender.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ended January 28, 2012, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Lead Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).

“Availability” means, as of any date of determination thereof by the Lender, the result, if a positive number, of:

(a)                                  the Loan Cap

minus

(b)                                 Total Outstandings.

In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Lender that all accounts payable more than thirty (30) days past due and all Taxes (other than such accounts payable and Taxes being contested in good faith not to exceed $1,000,000 in the aggregate at any time) are being paid in the ordinary course of the Borrowers’ business consistent with practices in effect on the Closing Date.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Commitment pursuant to Section 2.05, and (c) the date of termination of the commitment of the Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means, without duplication of any other Reserves or items to the extent such items are otherwise addressed in calculating Appraised Value or otherwise or are excluded through eligibility criteria, such reserves as the Lender from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Lender’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Lender determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists.  Without limiting the generality of the foregoing, Availability Reserves may include, in the Lender’s Permitted Discretion, reserves based on: (i) rent at leased locations subject to landlords liens, past due rent, and up to three months future rent that would be payable to a landlord that has not executed and delivered a Collateral Access Agreement; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the PBGC and other Taxes which may have priority over the interests of the Lender in the Collateral; (iv) salaries, wages and benefits due to employees of any Borrower; (v) fifty percent (50%) of all Customer Credit Liabilities; (vi) Customer Deposits; (vii) reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals; (viii) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Lender in the Collateral; (ix) amounts due to vendors on account of consigned goods or on account of purchase money or “floor plan financing” payables (provided, that the Lender shall only implement Reserves pursuant to this clause (ix) after the occurrence of a Cash Dominion

Event); (x) Cash Management Reserves; (xi) Bank Products Reserves; (xii) Realty Reserves; and (xiii) royalties payable in respect of licensed merchandise.

“Average Daily Availability” means, for any period of determination, an amount equal to the sum of Availability for each day of such period divided by the actual number of days in such period, as determined by the Agent, which determination shall be conclusive absent manifest error.

“Bank Products” means any services of facilities provided to any Loan Party by the Lender or any of its Affiliates (but excluding Cash Management Services) including, without limitation, on account of (a) Swap Contracts, (b) merchant services constituting a line of credit, (c) leasing, (d) Factored Receivables, and (e) supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases.

“Bank Product Reserves” means such reserves as the Lender from time to time determines in its discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Base Rate”  means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) the Adjusted LIBO Rate plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate.”  The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Blocked Account” has the meaning provided in Section 6.13(a)(ii).

“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Lender, establishing control (as defined in the UCC) of such account by the Lender and whereby the bank maintaining such account agrees, upon receipt of notice from the Lender following the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Lender without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by the Lender pursuant to Section 2.01.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)                                  the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;

plus

(b)                                 the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of the Appraisal Percentage multiplied by the Appraised Value of Eligible Inventory (expressed as a percentage of Cost of Eligible Inventory) (provided that in no event shall Eligible In-Transit Inventory included in Eligible Inventory exceed $5,000,000);

plus

(c)                                  the lesser of (i) the Real Estate Advance Rate multiplied by the Appraised Value of Eligible Real Estate, if any, and (ii) $5,000,000;

minus

(d)                                 the then amount of all Availability Reserves.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by the Lender to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Lender.

“Business” means designing, sourcing, marketing and selling women’s apparel, accessories, personal care products and fragrances.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lender’s Office is located and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a non-interest bearing account established by one or more of the Loan Parties with Wells Fargo, and in the name of the Lender (or as the Lender shall otherwise direct), and under the sole and exclusive dominion and control of the Lender, in which deposits are required to be made in accordance with Section 2.03(f) or 8.02(c).

“Cash Collateralize” has the meaning specified in Section 2.03(f).  Derivatives of such term have corresponding meanings.

“Cash Dominion Event” means either (i) the occurrence and continuance of any Default or Event of Default, or (ii) the failure of the Borrowers to maintain Availability at least equal to the greater of (a) $10,000,000, or (b) thirty percent (30%) of the Loan Cap.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Lender’s option (i) so long as such Default or Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded the greater of (x) $10,000,000, or (y) thirty percent (30%) of the Loan Cap for sixty (60) consecutive calendar days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided, that a Cash Dominion Event shall be deemed continuing (even if a Default or an Event of Default is no longer continuing and/or Availability exceeds the required amount for sixty (60) consecutive calendar days) at all times after a Cash Dominion Event has occurred and been discontinued on three (3) occasion(s) after the Closing Date. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

“Cash Management Reserves” means such reserves as the Lender, from time to time, determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any cash management services or facilities provided to any Loan Party by the Lender or any of its Affiliates, including, without limitation: (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) credit or debit cards, (d) credit card processing services, and (e) purchase cards.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, for the purposes of this Agreement: (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent, or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of forty percent (40%) or more of the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)                                 during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Lead Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)                                  any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Lead Borrower, or control over the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing forty percent (40%) or more of the combined voting power of such securities; or

(d)                                 any “change in control” or “sale” or “disposition” or similar event as defined in any Organization Document of any Loan Party; or

(e)                                  the Lead Borrower fails at any time to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Lender), except where such failure is as a result of a transaction permitted by the Loan Documents.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 9.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” or “Mortgaged Property” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Lender.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Lender executed by (a) a bailee or other Person in possession of Collateral, and (b) any landlord of Real Estate leased by any Loan Party, other than Stores, pursuant to which such Person (i) acknowledges the Lender’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the Lender with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Lender with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Lender as the Lender may reasonably require.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.

“Commercial Letter of Credit Agreement” means the Commercial Letter of Credit Agreement relating to the issuance of a Commercial Letter of Credit in the form from time to time in use by the L/C Issuer.

“Commitment” means, the Obligation of the Lender to (a) make Loans to the Borrowers pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed $50,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to Section 2.02, which, if in writing, shall be substantially in the form of Exhibit A.

“Competitor” means a Person, other than a Loan Party, who directly provides products or services that are the same or substantially similar to the products or services provided by, and that constitute a material part of the business of, the Loan Parties taken as a whole.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Concentration Account” has the meaning provided in Section 6.13(c).

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Lead Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense and (iv) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item (in each case of or by Lead Borrower and its Subsidiaries for such Measurement Period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-recurring, non-cash items increasing Consolidated Net Income (in each case of or by Lead Borrower and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA minus (ii) unfinanced Capital Expenditures made during such period minus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash during such period, to (b) the sum of (i) Debt Service Charges plus (ii) the aggregate amount of all Restricted Payments, in each case, of or by Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by Lead Borrower and its Subsidiaries for such Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the income (or loss) of such Person during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to such Person during such period, (c) the income (or loss) of any Person during such Measurement Period accrued prior to the date it becomes a Subsidiary of the Lead Borrower or any of its Subsidiaries or is merged into or consolidated with the Lead Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Lead Borrower or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that Lead Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices in effect on the Closing Date.

“Credit Card Advance Rate” means ninety percent (90%).

“Credit Card Issuer” shall mean any person (other than a Borrower or other Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard

International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche, World Financial Bank, and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc.,  and Novus Services, Inc. and other issuers approved by the Lender.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Notifications” has the meaning provided in Section 6.13(a)(i).

“Credit Card Receivables” means each “Account” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” or “Credit Parties” means (a) individually, (i) the Lender and its Affiliates, (ii) the L/C Issuer, (iii) any beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (iv) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (v) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Lender, (B) outside consultants for the Lender, (C) appraisers, (D) commercial finance examinations, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (C) any workout, restructuring or negotiations in respect of any Obligations, and (b) with respect to the L/C Issuer and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all customary fees and charges (as adjusted from time to time) of Lender with respect to the disbursement of funds (or the receipt of funds) to or for the account of Loan Parties (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith.

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

“Customer Deposits” means at any time, the aggregate amount at such time of (a) deposits made by customers with respect to the purchase of goods or the performance of services and (b) layaway obligations of the Borrowers.

“Customs Broker/Carrier Agreement” means an agreement in form and substance satisfactory to the Lender among a Borrower, a customs broker, freight forwarder, consolidator or carrier, and the Lender, in which the customs broker, freight forwarder, consolidator or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Lender and agrees, upon notice from the Lender, to hold and dispose of the subject Inventory solely as directed by the Lender.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties.  All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Lender shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning provided therefor in Section 6.13(a)(iii).

“Debt Service Charges” means, for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding the Obligations and any Synthetic Lease Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) two percent (2%) per annum; provided, however, that with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus two percent (2%) per annum.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (whether in one transaction or in a series of transactions, and including any sale and leaseback transaction and any sale, transfer, license or other disposition) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Lead Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lead Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $1,000,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Lender, and (ii) unless a Default or Event of Default has occurred and is continuing, the Lead Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates, Subsidiaries or (other than after the occurrence and during the continuance of a Specified Event of Default) Competitors.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Borrower from a Credit Card Issuer or Credit Card Processor, and in each case originated in the ordinary course of business of such Borrower, and (ii) in each case is acceptable to the Lender in its Permitted Discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (j) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Borrower as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a Credit Card Issuer or Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable.  Except as otherwise agreed by the Lender, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a)                                 Credit Card Receivable which do not constitute an “Account” (as defined in the UCC);

(b)                                 Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)                                  Credit Card Receivables (i) that are not subject to a perfected first priority security interest in favor of the Lender, or (ii) with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Lender pursuant to the Security Documents);

(d)                                 Credit Card Receivables which are disputed, as to which the Credit Card Issuer or Credit Card Processor has recourse to a Loan Party due to the creditworthiness of the cardholder, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(e)                                  Credit Card Receivables as to which the Credit Card Issuer or Credit Card Processor has the right due to the creditworthiness of the cardholder to require a Loan Party to repurchase the Accounts from such Credit Card Issuer or Credit Card Processor;

(f)                                   Credit Card Receivables due from a Credit Card Issuer or Credit Card Processor of the applicable credit card which is the subject of any bankruptcy or insolvency proceedings;

(g)                                  Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto;

(h)                                 Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(i)                                     Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Lender, and to the extent necessary or appropriate, endorsed to the Lender; or

(j)                                    Credit Card Receivables which the Lender determines in its discretion to be uncertain of collection or which do not meet such other reasonable eligibility criteria for Credit Card Receivables as the Lender may determine.

“Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, In-Transit Inventory:

(a)                                 Which has been shipped from a foreign location for receipt by a Borrower, but which has not yet been delivered to such Borrower, which In-Transit Inventory has been in transit for sixty (60) days or less from the date of shipment of such Inventory;

(b)                                 For which the purchase order is in the name of a Borrower and title and risk of loss has passed to such Borrower;

(c)                                  For which an Acceptable Document of Title has been issued, and in each case as to which at all times on and after September 15, 2012, the Lender has control (as defined in the UCC) over the documents of title which evidence ownership of the subject Inventory pursuant to a Customs Broker/Carrier Agreement;

(d)                                 Which is insured to the reasonable satisfaction of the Lender (including, without limitation, marine cargo insurance);

(e)                                  the Foreign Vendor with respect to such In-Transit Inventory is an Approved Foreign Vendor;  and

(f)                                   Which otherwise would constitute Eligible Inventory;

provided, that the Lender may, in its discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Lender determines that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or any event has occurred or is reasonably anticipated by the Lender to arise which may otherwise adversely impact the ability of the Lender to realize upon such Inventory.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory, and (ii) items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course of the Borrowers’ business and deemed by the Lender in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Lender, (A) complies with each of the representations and warranties respecting Inventory made by the Borrowers in the Loan Documents, and (B) is not excluded as ineligible by virtue of one or more of the criteria set forth below.  Except as otherwise agreed by the Lender, in its discretion, the following items of Inventory shall not be included in Eligible Inventory:

(a)                                 Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;

(b)                                 Inventory that is leased by or is on consignment to a Borrower or which is consigned by a Borrower to a Person which is not a Loan Party;

(c)                                  Inventory (other than Eligible In-Transit Inventory) that is not located in the United States of America (excluding territories or possessions of the United States);

(d)                                 Inventory that is not located at a location that is owned or leased by a Borrower or at a warehouse with respect to which there exists an executed Collateral Access Agreement, except (i) Inventory in transit between such locations or locations which meet the criteria set forth in clause (ii) below, or (ii) to the extent that the Borrowers have furnished the Lender with (A) any UCC financing statements or other documents that the Lender may determine to be necessary to perfect its security interest in such Inventory at such location, and (B) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Lender;

(e)                                  Inventory that is located: (i) in a warehouse or distribution center leased by a Borrower unless the applicable lessor has delivered to the Lender a Collateral Access Agreement, or (ii) at any leased location in a Landlord Lien State unless the applicable lessor has delivered to the Lender a Collateral Access Agreement or the Lender has implemented Reserves for such location;

(f)                                   Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work in process, raw materials, or that constitute samples, spare parts, promotional, marketing, labels, bags and other packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(g)                                  Inventory that is not subject to a perfected first priority security interest in favor of the Lender;

(h)                                 Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;

(i)                                     Inventory that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;

(j)                                    Inventory that is subject to any material licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any

Borrower or any of its Subsidiaries has received notice of a material dispute in respect of any such agreement; or

(k)                                 Inventory acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of the Borrowers’ business, unless and until the Lender has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Lender and establishes Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Lender may require, all of the results of the foregoing to be reasonably satisfactory to the Lender.

“Eligible Real Estate” means Real Estate deemed by the Lender in its discretion to be eligible for inclusion in the calculation of the Borrowing Base and which, except as otherwise agreed by the Lender, in its discretion, satisfies all of the following conditions:

(a)                                 A Borrower owns such Real Estate in fee simple absolute;

(b)                                 The Lender shall have received evidence that all actions that the Lender may reasonably deem necessary or appropriate in order to create a valid first and subsisting Lien on such Real Estate (subject only to Permitted Encumbrances (other than Encumbrances securing Indebtedness) which have priority over the Lien of the Lender by operation of Law) on the property described in the Mortgages has been taken;

(c)                                  The Lender shall have received an appraisal (based upon Appraised Value) of such Real Estate complying with the requirements of FIRREA by a third party appraiser reasonably acceptable to the Lender and otherwise in form and substance reasonably satisfactory to the Lender; and

(d)                                 The Real Estate Eligibility Requirements have been satisfied.

“Environmental Compliance Reserve” means, with respect to Eligible Real Estate, any reserve which the Lender, from time to time in its discretion establishes for estimable amounts that are reasonably likely to be expended by any of the Loan Parties in order for such Loan Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, or (b) to correct any such non-compliance with Environmental Laws or to provide for any Environmental Liability.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Lead Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Lead Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Lead Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Lead Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.  An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 9.01 hereof.

“Excluded Taxes” means, with respect to the Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) any U.S. federal, state or local backup withholding tax, and (d) any U.S. federal withholding tax imposed under FATCA..

“Executive Order” has the meaning set forth in Section 9.17.

“Existing Credit Agreement” has the meaning specified in the introductory paragraph hereto.

“Existing Letters of Credit” means those letters of credit identified on Schedule 1.03.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facility Guaranty” means any Guarantee made by a Guarantor in favor of the Lender and the other Credit Parties, in form reasonably satisfactory to the Lender, as amended, modified, supplemented, renewed, restated or replaced.

“FATCA” means current Section 1471 through 1474 of the Code or any amended version or successor provision that is substantively similar to and, in each case, any regulations promulgated thereunder and any interpretation and other guidance issued in connection therewith.

“Factored Receivables” means any Accounts owed by a Loan Party which have been factored or sold by an account debtor of a Loan Party to Wells Fargo or any of its Affiliates pursuant to a factoring arrangement or otherwise.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Lender.

“Fee Letter” means the letter agreement, dated as of July 12, 2012, among the Borrowers and Lender.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the Saturday nearest to the last day of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the Saturday nearest to the last day of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Year” means the fiscal year ended January 28, 2012 and any subsequent period of fifty-two (52) or fifty-three (53) consecutive weeks ending on the Saturday nearest to January 31 of each calendar year.

“Foreign Assets Control Regulations” has the meaning set forth in Section 9.17.

“Foreign Vendor” means a Person that sells In-Transit Inventory to a Borrower.

“Foreign Vendor Agreement” means an agreement between a Foreign Vendor and the Lender in form and substance satisfactory to the Lender and pursuant to which, among other things, the parties shall agree upon their relative rights with respect to In-Transit Inventory of a Borrower purchased from such Foreign Vendor.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” has the meaning specified in the introductory paragraph hereto and includes each Subsidiary of the Lead Borrower that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            All Attributable Indebtedness of such Person;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.07.

“Intellectual Property” means all present and future:  trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Payment Date” means: (a) as to any LIBO Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBO Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first day after the end of each month and the Maturity Date.

“Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided, that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)          no Interest Period shall extend beyond the Maturity Date; and

(iv)          notwithstanding the provisions of clause (iii) no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Lead Borrower’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“In-Transit Inventory” means Inventory of a Borrower which is in the possession of a common carrier and is in transit from a Foreign Vendor of a Borrower from a location outside of the continental United States to a location of a Borrower that is within the continental United States.

“Inventory” has the meaning given that term in the UCC.

“Inventory Reserves” means such reserves as may be established from time to time by the Lender in its Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory, which reflect factors that affect the market value of the Eligible Inventory to the extent not reflected in Appraised Value or which reflect claims and liabilities that the Lender determines will need to be satisfied in connection with the realization upon the Inventory.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any

Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, the Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and any other document, agreement and instrument entered into by the L/C Issuer and a Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joinder” means an agreement, in form satisfactory to the Lender, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Lender may determine.

“Landlord Lien State” means such state(s) in which a landlord’s claim for rent may have priority over the Lien of the Lender in any of the Collateral.

“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) solely with respect to the Existing Letters of Credit and until such Existing Letters of Credit expire or are returned undrawn, Wells Fargo, and (b) in all other instances, Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.  The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer and/or for such Affiliate to act as an advising, transferring, confirming and/or nominated bank in connection with the issuance or administration of any such Letter of Credit, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit.  For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any “rule” under the ISP or any article of UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Borrower” has the meaning specified in the introductory paragraph hereto.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lender’s Office” means, the office or offices of the Lender’s address and as appropriate, account as set forth on Schedule 9.02 or such other address or account as the Lender may from time to time notify the Lead Borrower.

“Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $10,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.  A permanent reduction of the Commitment shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Commitment is reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Commitment.

“LIBO Borrowing” means a Borrowing comprised of LIBO Rate Loans.

“LIBO Rate” means for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered to Wells Fargo by major banks in the

London interbank eurodollar market in which Wells Fargo participates at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBO Rate Loan” means a Loan that bears interest at a rate based on the Adjusted LIBO Rate.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” has the meaning specified in Section 2.01.

“Loan Account” has the meaning assigned to such term in Section 2.10(a).

“Loan Cap” means, at any time of determination, the lesser of (a) the Commitment or (b) the Borrowing Base.

“Loan Documents” means this Agreement, the Note, each Issuer Document, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, any Facility Guaranty, the Fee Letter, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Lender or any of its Affiliates, each as amended and in effect from time to time.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Lead Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of the Lender under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.  In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Loan Party, each contract or agreement to which such Loan Party is a party (a) that is deemed to be a material contract or material definitive agreement under any Securities Laws applicable to such Loan Party, or (b) under which the Loan Parties receive a material portion of their revenue in the ordinary course of business.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $4,000,000.  For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.

“Maturity Date” means July 12, 2017.

“Maximum Rate” has the meaning provided therefor in Section 9.09.

“Measurement Period” means, at any date of determination, the most recently completed twelve (12) Fiscal Months of the Lead Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means each and every fee and leasehold mortgage or deed of trust, security agreement and assignment by and between the Loan Party owning or holding the leasehold interest in the Real Estate encumbered thereby in favor of the Lender.

“Mortgage Policy” has the meaning specified in the definition of Real Estate Eligibility Requirements.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Lead Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by a Lien permitted hereunder on the applicable asset which is senior to the Lender’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), and (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses, other taxes paid in cash in connection with the consummation of such transaction, and commissions) paid by any Loan Party to third parties (other than Affiliates); and (b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a promissory note made by the Borrowers in favor of the Lender evidencing Loans made by the Lender, substantially in the form of Exhibit B.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs, expenses and indemnities are allowed claims in such proceeding, and (b) any Other Liabilities.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Liabilities” means (a) any obligation on account of (i) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (ii) any transaction with the Lender or any of its Affiliates that arises out of any Bank Product entered into with any Loan Party and any such Person, as each may be amended from time to time.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit

Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date.

“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.

“Participant” has the meaning specified in Section 9.06(b).

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, and (b) immediately after giving effect to such transaction or payment, (i) the Pro Forma Availability Condition has been satisfied, (ii) the Trailing Twelve Month Availability Condition has been satisfied, (iii) Availability as of the date of such transaction or payment will be greater than thirty percent (30%) of the Loan Cap, and (iv) the Consolidated Fixed Charge Coverage Ratio for the twelve (12) months immediately preceding the date of such transaction or payment for which the Lender has received financial statements shall be equal to or greater than 1.10:1.00 after giving pro forma effect to such transaction or payment as if such transaction had been entered into or such payment had been made as of the first day of such twelve-month period.  Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Lender evidence of satisfaction of the conditions contained in clause (b) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Lender.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Lead Borrower or any ERISA Affiliate or to which the Lead Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a)           No Default or Event of Default then exists or would arise from the consummation of such Acquisition;

(b)           Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c)           The Lead Borrower shall have furnished the Lender with ten (10) days’ prior written notice of such intended Acquisition and shall have furnished the Lender with a current draft of the acquisition documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Lender may reasonably require, all of which shall be reasonably satisfactory to the Lender;

(d)           Either (i) the legal structure of the Acquisition shall be acceptable to the Lender in its discretion, or (ii) the Loan Parties shall have provided the Lender with a favorable solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Lender;

(e)           After giving effect to the Acquisition, if the Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(f)            Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or Acquisition of Equity Interests, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;

(g)           If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Guarantor, as the Lender shall determine, and the Lender shall have received a first priority security interest in such Subsidiary’s Equity Interests, Inventory, Accounts, and other personal property of the same nature as constitutes collateral under the Security Documents;

(h)           The total consideration paid for all such Acquisitions (whether in cash, tangible property, notes or other property, but excluding Equity Interests in the Lead Borrower) after the Closing Date shall not exceed in the aggregate the sum of $10,000,000; and

(i)            The Loan Parties shall have satisfied the Payment Conditions.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured, asset-based lender in the retail industry) business or credit judgment.

“Permitted Disposition” means any of the following:

(a)           Dispositions of inventory in the ordinary course of business;

(b)           bulk sales or other Dispositions of the Inventory of a Loan Party not in the ordinary course of business in connection with Store closings, at arm’s length; provided, that such Store closures and related Inventory Dispositions shall not exceed (i) in any Fiscal Year of the Lead Borrower and its Subsidiaries, ten percent (10%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of new Store openings in such Fiscal Year) and (ii) in the aggregate from and after the Closing Date, twenty percent (20%) of the number of the Loan Parties’ Stores in existence as of the Closing Date (net of cumulative new Store openings since the Closing Date); provided, further, that all sales of Inventory in connection with Store closings shall be in accordance with liquidation agreements; provided, further that all Net Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.04 hereof;

(c)           non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(d)           licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided, that, if requested by the Lender, the Lender shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Lender;

(e)           Dispositions of Equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary and is replaced with similar property having at least equivalent value;

(f)            sales, transfers and Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(g)           sales, transfers and Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

(h)           as long as no Default or Event of Default then exists or would arise therefrom, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the Equity Interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (A) such sale is made for fair market value, (B) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, (C) the proceeds of such sale are utilized to repay the Obligations, and (D) in the case of any sale-leaseback transaction permitted hereunder, the Lender shall have received from each such purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Lender.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b)           Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in compliance with Section 6.04;

(c)           Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d)           Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)           Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f)            Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g)           Liens existing on the Closing Date and listed on Schedule 7.01 and any Permitted Refinancings thereof;

(h)           Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i)            Liens in favor of the Lender;

(j)            Statutory Liens of landlords and lessors in respect of rent not in default;

(k)           Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)            Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)          Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n)           voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(o)           Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation; and

(p)           encumbrances referred to in Schedule B of the Mortgage Policies insuring the Mortgages.

“Permitted Indebtedness” means each of the following as long as no Default or Event of Default exists or would arise from the incurrence thereof:

(a)           Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any Permitted Refinancing thereof;

(b)           Indebtedness of any Loan Party to any other Loan Party;

(c)           Purchase money Indebtedness of any Loan Party to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof; provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $5,000,000 at any time outstanding; provided, further, that, if requested by the Lender, the Loan Parties shall cause the holders of such Indebtedness secured by Real Estate or other personal property material to the operation of the Business to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Lender;

(d)           obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are

(or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;” provided, that the aggregate Swap Termination Value thereof shall not exceed $2,000,000 at any time outstanding;

(e)           Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores or other Real Estate;

(f)            Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder and any Synthetic Lease Obligations), provided that, (A) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, (B) the Net Proceeds received in connection with any such Indebtedness are applied to the Obligations in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base (and, after the occurrence of a Cash Dominion Event, in an amount equal to all Net Proceeds), and (C) the Loan Parties shall cause the holders of such Indebtedness and the lessors under any sale-leaseback transaction to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Lender;

(g)           Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Lender;

(h)           Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

(i)            The Obligations; and

(j)            Unsecured Indebtedness not otherwise specifically described herein in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

“Permitted Investments” means each of the following as long as no Default or Event of Default exists or would arise from the making of such Investment:

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided, that the full faith and credit of the United States of America is pledged in support thereof;

(b)           commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is the Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)           Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)           Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f)            Investments existing on the Closing Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g)           (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties (other than the Lead Borrower), (iii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default or Event of Default has occurred and is continuing or would result from such Investment and the Payment Conditions are satisfied, additional Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties in an aggregate amount invested after the Closing Date hereof not to exceed $2,000,000;

(h)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)            Guarantees constituting Permitted Indebtedness;

(j)            Investments by any Loan Party in Swap Contracts entered into in the ordinary course of business and for bona fide business (and not speculative) purposes to protect against fluctuations in interest rates in respect of the Obligations;

(k)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l)            advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $250,000 to any individual at any time or in an aggregate amount not to exceed $500,000 at any time outstanding;

(m)          Investments constituting Permitted Acquisitions;

(n)           Capital contributions made by any Loan Party to another Loan Party;

(o)           Investments in accordance with that certain Christopher & Banks Corporation and Subsidiaries Investment Policy dated October 4, 2011, approved by the Audit Committee and attached hereto as part of Schedule 7.02; and

(p)           Other Investments not otherwise specifically described herein and not exceeding $1,000,000 in the aggregate at any time outstanding.

provided, however, that notwithstanding the foregoing, no such Investments specified in clauses (a) through (e) and clauses (o) and (p) shall be permitted unless (i) either (A) no Loans are then outstanding and, if required hereunder, all Letters of Credit required to be Cash Collateralized, are Cash Collateralized, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and (ii) such Investments shall be pledged to the Lender as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Lender.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Maturity Date if the amount of such payments in any Fiscal Year would be greater than the scheduled principal payments due with respect to the Indebtedness so Refinanced during such Fiscal Year, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (f) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Credit Parties than those contained in the documentation governing the Indebtedness being Refinanced, including, without limitation, with respect to financial and other covenants and events of default, (g) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, and (h) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Lead Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prepayment Event” means:

(a)           Any Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party other than to another Loan Party (provided that any Disposition in an amount less than $1,000,000 prior to the occurrence of a Cash Dominion Event shall not be deemed a Prepayment Event);

(b)           Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), any property or asset of a Loan Party in an amount in excess of $1,000,000, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Lender or (ii) prior to the occurrence of a Cash Dominion Event, the proceeds therefrom are deposited into a segregated account and utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received within two hundred and seventy (270) days of the occurrence of the damage to or loss of the assets being repaired or replaced;

(c)           The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition or (iii) to any employee, director, or consultant (including under any option plan) (provided that the issuance by the Loan Parties of any Equity Interests in an amount less than $1,000,000 prior to the occurrence of a Cash Dominion Event shall not be deemed a Prepayment Event);

(d)           The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness(provided that the incurrence by the Loan Parties of any Indebtedness in an amount less than $1,000,000 prior to the occurrence of a Cash Dominion Event shall not be deemed a Prepayment Event); or

(e)           The receipt by any Loan Party of any Extraordinary Receipts (provided that any receipt by the Loan Parties of any Extraordinary Receipts in an amount less than $1,000,000 prior to the occurrence of a Cash Dominion Event shall not be deemed a Prepayment Event).

“Pro Forma Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, the Pro Forma Excess Availability following, and after giving effect to, such transaction or payment, will be greater than thirty percent (30%) of the Loan Cap.

“Pro Forma Excess Availability” shall mean, for any date of calculation, after giving pro forma effect to the transaction then to be consummated, the projected Availability at all times during any subsequent projected twelve (12) Fiscal Months.

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party or subject to any Lease, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Real Estate Advance Rate” means fifty percent (50%).

“Real Estate Eligibility Requirements” means, collectively, each of the following:

(a)           The applicable Loan Party has executed and delivered to the Lender a Mortgage with respect to any Real Estate intended, by such Loan Party, to be included in Eligible Real Estate;

(b)           Such Real Estate is used by a Loan Party for offices or as a Store or distribution center;

(c)           As to any particular property, the Loan Party is in compliance in all material respects with the representations, warranties and covenants set forth in the Mortgage relating to such Real Estate;

(d)           The Lender shall have received fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (or marked-up title insurance commitments having the effect of a policy of title insurance) (the “Mortgage Policies”) in form and substance satisfactory to Lender, with the endorsements reasonably required by the Lender (to the extent available at commercially reasonable rates) and in amounts reasonably acceptable to the Lender, issued by title insurers reasonably acceptable to the Lender (and coinsured or reinsured to the extent reasonably required by the Lender), insuring the Mortgages to be valid first and subsisting Liens on the Real Estate described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances having priority over the Lien of the Lender under applicable Law;

(e)           With respect to any Real Estate owned by a Borrower or any other Loan Party (excluding interests as lessee under a Lease) which is intended by such Borrower or such other Loan Party to be included in Eligible Real Estate, the Lender shall have received American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Lender and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Lender by a land surveyor duly registered and licensed in the state(s) in which the Real Estate described in such surveys is located and reasonably acceptable to the Lender, showing all buildings and other improvements, the location of any plottable easements as disclosed by the applicable Mortgage Policy, parking spaces, rights-of-way, building set-back lines (if available) and other dimensional regulations, and the absence of encroachments either by such improvements onto adjoining property or by other improvements onto such Real Estate, except for encroachments or other defects reasonably acceptable to Lender or which the applicable title insurer will insure over by endorsement or otherwise;

(f)            With respect to any Real Estate intended by any Borrower or other Loan Party to be included in Eligible Real Estate, the Lender shall have received a Phase I Environmental Site Assessment in accordance with ASTM Standard E1527-05, in form and substance reasonably satisfactory to the Lender, from an environmental consulting firm reasonably acceptable to the Lender, which report shall identify recognized environmental conditions and shall to the extent possible quantify any related costs and liabilities associated with such conditions, and the Lender shall be reasonably satisfied with the nature and amount of any such matters.  The Lender may, upon the receipt of a Phase I Environmental Site Assessment, require the delivery of further environmental assessments or reports to the extent such further assessments or reports are recommended in the Phase I Environmental Site Assessment;

(g)           The applicable Loan Party shall have delivered to the Lender either (i) flood certificates certifying that such Real Estate is not in a flood zone or (ii) evidence of flood insurance naming the Lender as mortgagee as required by the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended and in effect, which shall be reasonably satisfactory in form and substance to the Lender; and

(h)           The applicable Loan Party shall have delivered such other information and documents as may be reasonably requested by the Lender, including, without limitation, such as may be necessary to comply with FIRREA.

“Realty Reserves” means such reserves as the Lender from time to time determines in the Lender’s Permitted Discretion as being appropriate to reflect the impediments to the Lender’s ability to realize upon any Eligible Real Estate or to reflect claims and liabilities that the Lender determines will need to be satisfied in connection with the realization upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (i) Environmental Compliance Reserves, (ii) reserves for (A) municipal taxes and assessments, (B) repairs and (C) remediation of title defects, and (iii) reserves for Indebtedness secured by Liens having priority over the Lien of the Lender.

“Receipts and Collections” has the meaning specified in Section 6.13(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Lead Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application and, if required by the L/C Issuer, a Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable.

“Reserves” means all Inventory Reserves, Availability Reserves and Realty Reserves.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, chief accounting officer, or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Lender by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.  Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Lender, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.

“Security Documents” means the Security Agreement, the Blocked Account Agreements, the Mortgages, the DDA Notifications, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Lender pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, excluding the impact of intercompany assets and liabilities which are eliminated in consolidation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.  The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified Event of Default” means the occurrence of (a) any Event of Default described in Sections 8.01(f) or (b) the Lender’s exercise of any of its remedies pursuant to Section 8.02 following any other Event of Default.

“Spot Rate” has the meaning given to such term in Section 1.07 hereof.

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Standby Letter of Credit Agreement” means the Standby Letter of Credit Agreement relating to the issuance of a Standby Letter of Credit in the form from time to time in use by the L/C Issuer.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Lender is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which may include any owned or leased real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any of its Affiliates).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitment is irrevocably terminated (or deemed terminated) in accordance with Article VIII, or (iii) the termination of the Commitment in accordance with the provisions of Section 2.05(a) hereof.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trading with the Enemy Act” has the meaning set forth in Section 9.17.

“Trailing Twelve Month Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, the Trailing Twelve Month Excess Availability following, and after giving effect to, such transaction or payment, will be greater than thirty percent (30%) of the Loan Cap.

“Trailing Twelve Month Excess Availability” shall mean, for any date of calculation, after giving pro forma effect to the transaction then to be consummated, the Average Daily Availability for each of the twelve (12) Fiscal Months immediately preceding the date of such transaction or payment for which the Lender has received financial statements.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBO Rate Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP 600” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce and in effect as of July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).

“UFCA” has the meaning specified in Section 9.20(d).

“UFTA” has the meaning specified in Section 9.20(d).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)                                 Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit and Bank Products (other than Swap Contracts) and any other contingent Obligations, providing Cash Collateralization or other collateral as may be requested by the Lender) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Swap Contracts) other than (i) unasserted contingent indemnification Obligations, (ii) any Obligations relating to Bank Products (other than Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or Cash Collateralized or otherwise collateralized as may be requested by the Lender, and (iii) any Obligations relating to Swap Contracts that, at such time, are allowed by the applicable provider of such Swap Contracts to remain outstanding without being required to be repaid.

1.03                        Accounting Terms.

(a)                                 Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Lead Borrower shall so request, the Lender and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04                        Rounding.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06                        Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

1.07                        Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Article II, and Article IX,) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Lender at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars.  For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Lender to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided, that the Lender may obtain such spot rate from another financial institution designated by the Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE II
THE COMMITMENT AND CREDIT EXTENSIONS

2.01                        Loans; Reserves.

(a)                                 Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the Loan Cap; subject in each case to the following limitations:

(i)                                     after giving effect to any Borrowing, the Total Outstandings shall not exceed the Loan Cap,

(ii)                                  after giving effect to any Borrowing, the Total Outstandings shall not exceed the Commitment, and

(iii)                               The Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit.

Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01.  Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein.

(b)                                 The Inventory Reserves, Availability Reserves, and Realty Reserves as of the Closing Date are set forth in the Borrowing Base Certificate delivered pursuant to Section 4.01(c) hereof.

(c)                                  The Lender shall have the right, at any time and from time to time after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves.

2.02                        Borrowings, Conversions and Continuations of Loans.

(a)                                 Loans shall be either Base Rate Loans or LIBO Rate Loans as the Lead Borrower may request subject to and in accordance with this Section 2.02.  Subject to the other provisions of this Section 2.02, Borrowings of more than one Type may be incurred at the same time.

(b)                                 Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Lender, which may be given by telephone.  Each such notice must be received by the Lender not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBO Rate Loans or of any conversion of LIBO Rate Loans to Base Rate Loans, and (ii) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Lender of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Each Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Lead Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of LIBO Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Lead Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans.  If the Lead Borrower requests a Borrowing of, conversion to, or continuation of LIBO Rate Loans in any such

Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(c)                                  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Lender shall use reasonable efforts to make funds available to the Borrowers by no later than 4:00 p.m. on the day of such requested Borrowing either by (i) crediting the account of the Lead Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Lead Borrower.

(d)                                 The Lender, without the request of the Lead Borrower, may advance any interest, fee, service charge (including direct wire fees), Credit Party Expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.  The Lender shall advise the Lead Borrower of any such advance or charge promptly after the making thereof.  Such action on the part of the Lender shall not constitute a waiver of the Lender’s rights and the Borrowers’ obligations under Section 2.04(b).  Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(e)                                  Except as otherwise provided herein, a LIBO Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan.  During the existence of a Default or an Event of Default, no Loans may be requested as, converted to or continued as LIBO Rate Loans unless the Lender otherwise consents.

(f)                                   The Lender shall promptly notify the Lead Borrower of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Lender shall notify the Lead Borrower of any change in the Base Rate promptly following the public announcement of such change.

(g)                                  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than three (3) Interest Periods in effect with respect to LIBO Rate Loans.

(h)                                 The Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result.  The Lender may, in its discretion, make Overadvances without the consent of the Borrowers, and the L/C Issuer and the Borrowers and L/C Issuer shall be bound thereby.  Any Overadvance shall constitute a Loan.  An Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.04(b).  The making of any such Overadvance on any one occasion shall not obligate the Lender to make or permit any Overadvance on any other occasion or to permit such Overadvances to remain outstanding. The making by the Lender of an Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lender’s obligations to purchase participations with respect to Letter of Credits.

2.03                        Letters of Credit.

(a)                                 The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, the L/C Issuer agrees, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; provided, that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed Loan Cap, and (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)                                  No Letter of Credit shall be issued if:

(A)                               subject to Section (b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Lender has approved such expiry date; or

(B)                               subject to Section (b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than one hundred and twenty (120) days after the date of issuance or last extension, unless the Lender has approved such expiry date; or

(C)                               the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Lender may agree) or the Lender has approved such expiry date.

(iii)                               No Letter of Credit shall be issued without the prior consent of the Lender if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)                               the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)                               such Letter of Credit is to be denominated in a currency other than Dollars; provided, that if the L/C Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in Dollars based on the Spot Rate;

(D)                               such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder.

(iv)                              The L/C Issuer shall not amend any Letter of Credit if (A) the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the L/C Issuer (with a copy to the Lender) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Lender not later than 11:00 a.m. at least two (2) Business Days (or such other later date and time as the Lender and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender and the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Lender or L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender and the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Lender or the L/C Issuer may require.  Additionally, the

Lead Borrower shall furnish to the L/C Issuer and the Lender such other documents and information pertaining to such requested Letter of Credit issuance or amendment, and any Issuer Documents (including, if requested by the L/C Issuer, a Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable), as the L/C Issuer or the Lender may require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Lender (by telephone or in writing) that the Lender has received a copy of such Letter of Credit Application from the Lead Borrower and, if not, the L/C Issuer will provide the Lender with a copy thereof.  Unless the L/C Issuer has received written notice from Lender or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied or unless the L/C Issuer would not be permitted, or would have no obligation, at such time to issue such Letter of Credit under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.

(iii)                               If the Lead Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued.  Unless otherwise directed by the Lender or the L/C Issuer, the Lead Borrower shall not be required to make a specific request to the Lender or the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lender shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Lender shall instruct the L/C Issuer not to permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) the L/C Issuer has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from the Lender that it has elected not to permit such extension or (2) from the Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Lead Borrower and the Lender a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Lead Borrower and the Lender thereof not less than two (2) Business Days prior to the Honor Date (as defined below); provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the L/C Issuer and the Lender with respect to any such payment.  On the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), unless (i) the Lead Borrower, in accordance with Section 2.02(b), has requested a Borrowing of LIBO Rate Loans to be disbursed on such date to reimburse such payment by the L/C Issuer, or (ii) on or before such date the Borrowers have deposited with the L/C Issuer cash in an amount sufficient to reimburse such payment by the L/C Issuer and directed the L/C Issuer that such cash is to be used to satisfy such payment, then the Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the amount of such payment, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of Base Rate Loans, and without regard to whether the conditions set forth in Section 4.02 have been met. Any notice given by the L/C Issuer or the Lender pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Lender’s obligation to make Loans to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which the Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing, and without regard to whether the conditions set forth in Section 4.02 have been met.

(d)                                 Obligations Absolute.  The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following (provided that nothing herein shall prevent any Borrower from pursuing any claim it may have against the L/C Issuer as provided in Section 2.03(e)):

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or

(vi)                              the fact that any Default or Event of Default shall have occurred and be continuing.

The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the Lender and the L/C Issuer.  The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(e)                                  Role of L/C Issuer.  The Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Lender, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to the Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lender, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Lender, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d) or for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Documents, including, without limitation, the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, or the honoring or dishonoring of any demand under any Letter of Credit, and such action or neglect or omission will bind the Borrowers; provided, however, that anything in Section 2.03(d) to the contrary notwithstanding, but subject to any applicable rules of the ISP and the UCP 600, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, exemplary or punitive damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence in (A) making payment under any Letter of Credit against presentation of a draft or other document that on its face does not comply with the terms of such Letter of Credit, or (B) failing to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit; provided, further, that any claim against the L/C Issuer by the Borrowers for any loss suffered or incurred by the Borrowers shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by the Borrowers as a result of the breach or other wrongful conduct that allegedly caused such loss, and (ii) the amount (if any) of the loss that would have been avoided had the Borrowers taken all reasonable steps to mitigate such loss, including, without limitation, by enforcing their rights against any beneficiary and, in case of a claim of wrongful dishonor, by specifically and timely authorizing the L/C Issuer to cure such dishonor.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer shall not be responsible for the wording of any Letter of Credit (including, without limitation, any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance the L/C Issuer may provide to the Borrowers with drafting or recommending text for any Letter of Credit Application or with the structuring of any transaction related to any Letter of Credit, and the Borrowers hereby acknowledge and agree that any such assistance will not constitute legal or other advice by the L/C Issuer or any representation or warranty by the L/C Issuer that any such wording or such Letter of Credit will be effective.  Without limiting the foregoing, the L/C Issuer may, as it deems appropriate, modify or alter and use in any Letter of Credit the terminology contained on the Letter of Credit Application for such Letter of Credit.

(f)                                   Cash Collateral.  Upon the request of the Lender, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Obligation not paid in cash by the Borrowers or by a Loan in accordance with Section 2.03(c)(i), or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.04(b) and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.04(b) and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Lender, for its benefit and the benefit of the L/C Issuer and the Lender, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 105% of the Outstanding Amount of all L/C Obligations (other than L/C Obligations with respect to Letters of Credit denominated in a currency other than Dollars, which L/C Obligations shall be Cash Collateralized in an amount equal to 115% of the Outstanding Amount of such L/C Obligations), pursuant to documentation in form and substance satisfactory to the Lender and the L/C Issuer.  The Borrowers hereby grant to the Lender a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in a Cash Collateral Account at Wells Fargo.  If at any time the Lender determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Lender or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Lender, pay to the Lender, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Lender determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(g)                                  Applicability of ISP and UCP 600.  Unless otherwise expressly agreed by the L/C Issuer and the Lead Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the UCP 600 shall apply to each Letter of Credit, provided that solely to the extent the rules of the UCP 600 do not address an issue relating to a Standby Letter of Credit, the rules of the ISP shall apply.

(h)                                 Letter of Credit Fees.  The Borrowers shall pay to the Lender a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin times the daily Stated Amount under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each month commencing with the first such date to occur after the issuance of such Letter of Credit and thereafter on demand, and (ii) computed on a monthly basis in arrears.  If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.07(b) hereof.

(i)                                     Documentary and Processing Charges Payable to L/C Issuer.  The Borrowers shall pay directly to the L/C Issuer, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)                                    Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04                        Prepayments.

(a)                                 The Borrowers may, upon irrevocable notice from the Lead Borrower to the Lender, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided, that (i) such notice must be received by the Lender not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Loans.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b)                                 If for any reason the Total Outstandings at any time exceed the Loan Cap as then in effect, the Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless, after the prepayment in full of the Loans, the Total Outstandings exceed the Loan Cap as then in effect.

(c)                                  After the occurrence and during the continuance of a Cash Dominion Event, the Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations with proceeds and collections received by the Loan Parties to the extent so required under the provisions of Section 6.13 hereof.

(d)                                 The Borrowers shall prepay the Loans in an amount equal to the Net Cash Proceeds received by a Loan Party on account of a Prepayment Event, irrespective of whether a Cash Dominion Event then exists and is continuing, and, if an Event of Default has occurred and is continuing, apply any remaining Net Cash Proceeds to the Cash Collateralization of the L/C Obligations.

(e)                                  Prepayments made pursuant to Section 2.04(b), (c) and (d) above, first, shall be applied ratably to the outstanding Loans, second, shall be used to Cash Collateralize the remaining L/C Obligations if an Event of Default has occurred and is continuing, and, third, the amount remaining, if any, after the prepayment in full of Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lender, as applicable.

2.05                        Termination or Reduction of the Commitment.

(a)                                 The Borrowers may, upon irrevocable notice from the Lead Borrower to the Lender, terminate the Commitment or the Letter of Credit Sublimit or from time to time permanently reduce the Commitment or the Letter of Credit Sublimit; provided, that (i) any such notice shall be received by the Lender not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Commitment and (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.

(b)                                 If, after giving effect to any reduction of the Commitment or the Letter of Credit Sublimit, the Letter of Credit Sublimit exceeds the amount of the Commitment, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(c)                                  All fees (including, without limitation, commitment fees and Letter of Credit Fees) and interest in respect of the Commitment accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination.

2.06                        Repayment of Loans.  The Borrower shall repay to the Lender on the Termination Date the aggregate principal amount of Loans outstanding on such date.

2.07                        Interest.

(a)                                 Subject to the provisions of Section 2.07(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)                                 (i)                                     If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any other Event of Default exists, at the option of the Lender all outstanding Obligations shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08                        Fees.  In addition to certain fees described in Sections 2.03(h) and 2.03(i):

(a)                                 Commitment Fee.  The Borrowers shall pay to the Lender a commitment fee calculated on a per annum basis equal to (i) 0.375% times the actual daily amount by which the Commitment exceeds the Total Outstandings during the immediately preceding Fiscal Quarter if the average daily amount of Total Outstandings during the Fiscal Quarter for which such commitment fee is being calculated is less than fifty percent (50%) of the Commitment as of the last day of such Fiscal Quarter, or (ii) 0.250% times the actual daily amount by which the Commitment exceeds the Total Outstandings during the immediately preceding Fiscal Quarter if the average daily amount of Total Outstandings for such Fiscal Quarter for which such commitment fee is being calculated is greater than or equal to fifty percent (50%) of the Commitment as of the last day of such Fiscal Quarter.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be calculated and due and payable quarterly in arrears on the first day after the end of each Fiscal Quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.

(b)                                 Closing Fee.  The Borrower shall pay to the Lender a closing fee in the amount and at the time specified in the Fee Letter.  Such closing fee shall be fully earned when paid and shall not be refundable for any reason or under any circumstances whatsoever.

2.09                        Computation of Interest and Fees.  All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10                        Evidence of Debt.

(a)                                 The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender (the “Loan Account”) in the ordinary course of business.  The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  Upon the request of the Lender, the Borrowers shall execute and deliver to the Lender a Note, which shall evidence the Lender’s Loans in addition to such accounts or records.  The Lender may attach schedules to the Note and endorse thereon the date, Type (if applicable), amount and maturity of the Loans and payments with respect thereto.  Upon receipt of an affidavit of the Lender as to the loss, theft, destruction or mutilation of the Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of the Lender, in the same principal amount thereof and otherwise of like tenor.

(b)                                 Lender shall render monthly statements regarding the Loan Account to the Lead Borrower including principal, interest, fees, and including an itemization of all charges and expenses constituting Credit Party Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Credit Parties unless, within thirty (30) days after receipt thereof by the Lead Borrower, the Lead Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

2.11                        Payments Generally.

(a)                                 General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Lender, at the Lender’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  All payments received by the Lender after 2:00 p.m., at the option of the Lender, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 Presumptions by Lender.  Unless the Lender shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Lender or the L/C Issuer hereunder that the Borrowers will not make such payment, the Lender may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the L/C Issuer the amount due.  In such event, if the Borrowers have not in fact made such payment, then the L/C Issuer agrees to repay to the Lender forthwith on demand the amount so distributed to the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Lender, at the greater of the Federal Funds Rate and a rate determined by the Lender in accordance with banking industry rules on interbank compensation.

A notice of the Lender to the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Funding Source.  Nothing herein shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF LEAD BORROWER

3.01                        Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Lender and the L/C Issuer, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Lead Borrower by the Lender or the L/C Issuer, or by the Lender on behalf of the L/C Issuer, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority pursuant to this Section, the Lead Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)                                  Treatment of Certain Refunds.  If the Lender or the L/C Issuer determines, in its Permitted Discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Lender or the L/C Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the L/C Issuer in the event the Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02                        Illegality.  If the Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Lead Borrower, any obligation of the Lender to make or continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall be suspended until the Lender notifies the Lead Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from the Lender, prepay or, if applicable, convert all LIBO Rate Loans of the Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBO Rate Loans.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03                        Inability to Determine Rates.  If the Lender determines that for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Lead Borrower.  Thereafter, the obligation of the Lender to make or maintain LIBO Rate Loans shall be suspended until the Lender revokes such notice.  Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04                        Increased Costs; Reserves on LIBO Rate Loans.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement reflected in the LIBO Rate) or the L/C Issuer;

(ii)                                  subject the Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Loan made by it, or change the basis of taxation of payments to the Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Lender or the L/C Issuer); or

(iii)                               impose on the Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by the Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of the Lender or the L/C Issuer, the Borrowers will pay to the Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate the Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If the Lender or the L/C Issuer determines that any Change in Law affecting the Lender or the L/C Issuer or the Lender’s Office or the Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s or the L/C Issuer’s capital or on the capital of the Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitment of the Lender or the Loans made by, or participations in Letters of Credit held by, the Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which the Lender or the L/C Issuer or the Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s or the L/C Issuer’s policies and the policies of the Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to the Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate the Lender or the L/C Issuer or the Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of the Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate the Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error.  The Borrowers shall pay the Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of the Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate the Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that the Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on LIBO Rate Loans.  The Borrowers shall pay to the Lender, as long as the Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least ten (10) days’ prior notice of such additional interest from the Lender.  If the Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05                        Compensation for Losses.  Upon demand of the Lender from time to time, the Borrowers shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)                                 any failure by the Borrowers to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lender under this Section 3.05, Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.

3.06                        Mitigation Obligations; Replacement of Lender.  If the Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, or if the Lender gives a notice pursuant to Section 3.02, then the Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

3.07                        Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Commitment and repayment of all Obligations hereunder.

3.08                        Designation of Lead Borrower as Borrowers’ Agent.

(a)                                 Each Borrower hereby irrevocably designates and appoints the Lead  Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement.  As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower.  In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead  Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b)                                 Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c)                                  The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension.  Neither the Lender nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                        Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and the Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                                 The Lender’s receipt of the following, each of which shall be originals, facsimiles or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the Lender, as applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender:

(i)                                     executed counterparts of this Agreement sufficient in number for distribution to the Lender and the Lead Borrower;

(ii)                                  a Note executed by the Borrowers in favor of the Lender;

(iii)                               such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv)                              copies of each Loan Party’s Organization Documents and such other documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(v)                                 a favorable opinion of Dorsey & Whitney LLP, counsel to the Loan Parties, addressed to the Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Lender may reasonably request;

(vi)                              a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii)                           evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Lender required under the Loan Documents have been obtained and are in effect;

(viii)                        the Security Agreement, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications and certificates evidencing any stock being pledged under any of the foregoing, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties;

(ix)                              all other Loan Documents required to be executed pursuant to the terms hereof as of such date, each duly executed by the applicable Loan Parties;

(x)                                 results of searches or other evidence reasonably satisfactory to the Lender (in each case dated as of a date reasonably satisfactory to the Lender) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances;

(xi)                              (A)                               all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Lender to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Lender, (B) the DDA Notifications, Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.13 hereof, (C) control agreements with respect to the Loan Parties’ material securities and investment accounts, and (D) Collateral Access Agreements as required by the Lender (but in no case with respect to any Store); and

(xii)                           such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

(b)                                 After giving effect to (i) the first funding under the Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby and (iii) all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Availability shall be not less than $15,000,000.

(c)                                  The Lender shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on May 26, 2012, and executed by a Responsible Officer of the Lead Borrower.

(d)                                 The Lender shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the Audited Financial Statements.

(e)                                  The Lender shall have received and be satisfied with (i) a detailed forecast for the Fiscal Year ending February 2, 2013, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices and (b) such other information (financial or otherwise) reasonably requested by the Lender.

(f)                                   There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g)                                  There shall not have occurred any default of any Material Contract of any Loan Party the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h)                                 The consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.

(i)                                     All fees and expenses required to be paid to the Lender on or before the Closing Date shall have been paid in full.

(j)                                    The Borrowers shall have paid all fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Closing Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Lender).

(k)                                 The Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(l)                                     No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

(m)                             There shall not have occurred any disruption or material adverse change in the United States financial or capital markets in general that has had, in the reasonable opinion of the Lender, a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

(n)                                 The Closing Date shall have occurred on or before July 31, 2012.  The Lender shall notify the Lead Borrower of the Closing Date, and such notice shall be conclusive and binding on the Loan Parties.

4.02                        Conditions to all Credit Extensions.  The obligation of the Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBO Rate Loans) and the L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:

(a)                                 The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) in the case of any representation or warranty qualified by materiality, such representation or warranty shall be true and correct in all respects, (subject to such qualification), (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (iv) for purposes of this Section 4.02, the representations and warranties with respect to any Schedules shall be deemed to refer to the most recently updated Schedules furnished by the Lead Borrower pursuant to Section 6.14(b) and accepted by the Lender in writing;

(b)                                 No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof;

(c)                                  The Lender and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof;

(d)                                 No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred; and

(e)                                  No Overadvance shall result from such Credit Extension:

provided, that without limiting the foregoing, the Lender shall have no obligation to honor a Request for Credit Extension on or after the Closing Date, until the Lender shall have received from the Borrowers a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be satisfactory to the Lender, and until the delivery thereof the decision to honor any Request for Credit Extension shall be made in the sole discretion of the Lender or the L/C Issuer, as applicable.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of LIBO Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Credit Parties that:

5.01                        Existence, Qualification and Power.  Each Loan Party (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02                        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Lender under the Security Documents); or (d) violate any Law.

5.03                        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.

5.04                        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05                        Financial Statements; No Material Adverse Effect.

(a)                                 The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other material liabilities, direct or contingent, of the Lead Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)                                 The unaudited Consolidated and consolidating balance sheet of the Lead Borrower and its Subsidiaries dated April 28, 2012, and the related Consolidated and consolidating statements of income or operations, and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.  Schedule 5.05 sets forth all Material Indebtedness.

(c)                                  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                                 To the best knowledge of the Lead Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect (i) in any financial information delivered or to be delivered to the Lender, (ii) of the Borrowing Base, (iii) of covenant compliance calculations provided hereunder or (iv) of the assets, liabilities, financial condition or results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis.

(e)                                  The Consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Lead Borrower and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.

5.06                        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and since the Closing Date, there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06.

5.07                        No Default.  No Loan Party is in default under or with respect to, or party to, any Material Contract or any Material Indebtedness.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                        Ownership of Property; Liens.

(a)                                 Each of the Loan Parties has good record and marketable title in fee simple to or valid leasehold interests in, all Real Estate necessary or used in the ordinary conduct of its business.  Each of the Loan Parties has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.

(b)                                 Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date.  Each Loan Party has good, marketable and insurable fee simple title to the Real Estate owned by such Loan Party, free and clear of all Liens, other than Permitted Encumbrances.  Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date.  Each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof, except as could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party, other than statutory or common law Liens against or by landlords of the Stores, showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party subject thereto.  The property of each Loan Party is subject to no Liens, other than Permitted Encumbrances.

(d)                                 Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

(e)                                  Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity thereof.

5.09                        Environmental Compliance.

(a)                                 Except as specifically disclosed in Schedule 5.09, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) has a Responsible Officer with knowledge of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 Except as otherwise set forth in Schedule 5.09, (i) none of the properties currently owned by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, and (ii) to the knowledge of any Responsible Officer of any Loan Party none of the properties currently operated or formerly owned by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property in connection with any matter for which any Loan Party would have any material liability; there are not and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed by any Loan Party in violation of any Environmental Laws on any property currently owned or operated by any Loan Party or, to the knowledge of any Responsible Officer of any Loan Party, on any property formerly owned by any Loan Party; there is no friable asbestos or friable asbestos-containing material on any property currently owned or operated by any Loan Party; and Hazardous Materials have not been released, discharged or disposed of by any Loan Party in violation of any Environmental Laws on any property currently owned or operated or formerly owned by any Loan Party.

(c)                                  Except as otherwise set forth on Schedule 5,09, no Loan Party is undertaking, and no Loan Party has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party.

5.10                        Insurance.  The properties of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate.  Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11                        Taxes.  The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation.  There is no proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect.  No Loan Party is a party to any tax sharing agreement.

5.12                        ERISA Compliance.

(a)                                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.  No Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan.

(b)                                 There are no pending or, to the best knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i)                                     No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, in each case except as could not reasonably be expected to result in a Material Adverse Effect.

5.13                        Subsidiaries; Equity Interests.  The Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary.  All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents.  Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary.  The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents.  The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14                        Margin Regulations; Investment Company Act.

(a)                                 No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)                                 None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15                        Disclosure.  Each Loan Party has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof.

5.16                        Compliance with Laws.  Each of the Loan Parties is in compliance (a) in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (b) with Sections 9.16 and 9.17 hereof.

5.17                        Intellectual Property; Licenses, Etc.  The Loan Parties own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the knowledge of the Lead Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person.  Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Lead Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18                        Labor Matters.  There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law.  All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18, no Loan Party is a party to or bound by any collective bargaining agreement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

5.19                        Security Documents.

(a)                                 The Security Agreement creates in favor of the Lender, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule II of the Security Agreement.  Upon such filings and/or the obtaining of “control” (as defined in the UCC), the Lender will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person.

(b)                                 When the Security Agreement (or a short form thereof) is filed in the United States Patent and Trademark Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified in Schedule II of the Security Agreement, the Lender shall have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office may be necessary to perfect a Lien on registered trademarks and trademark applications acquired by the Loan Parties after the Closing Date).

(c)                                  Upon the execution and delivery thereof, each Mortgage will create in favor of the Lender, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable Lien in the Mortgaged Property (as defined in the Mortgages), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  Upon the filing or recording of the Mortgages with the appropriate Governmental Authorities, the Lender will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Mortgaged Property that may be perfected by such filing (including without limitation the proceeds of such Mortgaged Property), in each case with respect to Eligible Real Estate that is prior and superior in right to any other Person.

5.20                        Solvency.  After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21                        Deposit Accounts; Credit Card Arrangements.

(a)                                 Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

(b)                                 Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.22                        Brokers.  No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan  Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23                        Customer and Trade Relations.  There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.

5.24                        Material Contracts.  Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date.  The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Lender on or before the Closing Date.  The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

5.25                        Casualty.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which a claim has not been asserted), or any Letter of Credit shall remain outstanding, the Loan Parties shall:

6.01                        Financial Statements.  Deliver to the Lender, in form and detail satisfactory to the Lender:

(a)                                 as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Lead Borrower, a Consolidated and consolidating balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and unqualified opinion of KPMG LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) an opinion of KPMG LLP or such other Registered Public Accounting Firm independently assessing Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Lender do not object, and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Lead Borrower and its Subsidiaries;

(b)                                 as soon as available, but in any event within thirty (30) days after the end of each of the Fiscal Months of each Fiscal Year of the Lead Borrower, a Consolidated and consolidating balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated and consolidating statements of income or operations, and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the budget delivered pursuant to Section 6.01(c) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Lead Borrower and its Subsidiaries;

(c)                                  as soon as available, but in any event no more than forty-five (45) days after the end of each Fiscal Year of the Lead Borrower, budgets prepared by management of the Lead Borrower and approved by the board of directors of the Lead Borrower, in form satisfactory to the Lender, of consolidated balance sheets and statements of income or operations and cash flows of the Lead Borrower and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such budget with respect to such Fiscal Year.

6.02                        Certificates; Other Information.  Deliver to the Lender, in form and detail satisfactory to the Lender:

(a)                                 concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying such financial statements and stating that in making the examination necessary for their certification of such financial statements, such Registered Public Accounting Firm has not obtained any knowledge of the existence of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

(b)                                 concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

(c)                                  on or before the fifteenth (15th) day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month (provided that the Appraised Value percentage applied to the Eligible Inventory set forth in each Borrowing Base Certificate shall be the percentage set forth in the most recent appraisal obtained by the Lender pursuant to Section 6.10 hereof for the applicable month in which such Borrowing Base Certificate is delivered), each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided, that at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, at the election of the Lender, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday; provided, further, that should any of the information contained in any Borrowing Base Certificate be incorrect or misleading in any material respect, the Lead Borrower shall advise the Lender in writing of such revisions or updates as may be necessary or appropriate to update or correct the same, in which case such revision or update shall be deemed to the have modified the applicable Borrowing Base Certificate if accepted by the Lender in writing; provided, further, that notwithstanding the foregoing proviso, no such revision or update to any Borrowing Base Certificate shall be deemed the Credit Parties’ waiver of any Default or Event or Default resulting from the matters disclosed therein;

(d)                                 promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(e)                                  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Lead Borrower, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Lender pursuant hereto;

(f)                                   The financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(g)                                  promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to Section 6.01 or any other clause of this Section 6.02;

(h)                                 as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Lender may reasonably specify;

(i)                                     promptly after the Lender’s request therefor, copies of all Material Contracts and documents evidencing Material Indebtedness;

(j)                                    promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any other matter which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

(k)                                 promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Sections 6.01(a) or 6.01(b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender); provided, that: (i) the Lead Borrower shall deliver paper copies of such documents to the Lender upon request to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender and (ii) the Lead Borrower shall notify the Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Lender.

6.03                        Notices.  Promptly notify the Lender:

(a)                                 of the occurrence of any Default or Event of Default;

(b)                                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)                                  of any breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party thereof;

(d)                                 of any material dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority or the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(e)                                  of the occurrence of any ERISA Event;

(f)                                   of any material change in accounting policies or financial reporting practices by any Loan Party;

(g)                                  of any change in any Loan Party’s senior executive officers;

(h)                                 of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(i)                                     of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(j)                                    of the filing of any Lien for unpaid Taxes against any Loan Party;

(k)                                 of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(l)                                     of any transaction of the nature contained in Article VII hereof; and

(m)                             of any failure by any Loan Party to pay rent at (i) any distribution centers or warehouses; or (ii) ten percent (10%) or more of such Loan Party’s locations or (ii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                        Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (d) no Lien has been filed with respect thereto and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Lender with respect to determining Reserves pursuant to this Agreement.

6.05                        Preservation of Existence, Etc.  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.

6.06                        Maintenance of Properties.  Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07                        Maintenance of Insurance.

(a)                                 Maintain with financially sound and reputable insurance companies reasonably acceptable to the Lender not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Lender.

(b)                                 Cause fire and extended coverage policies maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to Real Estate) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Lender, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Lender, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Lender may reasonably require from time to time to protect the interests of the Credit Parties.

(c)                                  Cause commercial general liability policies to be endorsed to name the Lender as an additional insured.

(d)                                 Cause business interruption policies to name the Lender as a loss payee and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Lender, (ii) a provision to the effect that none of the Loan Parties, the Lender or any other Credit Party shall be a co-insurer and (iii) such other provisions as the Lender may reasonably require from time to time to protect the interests of the Credit Parties.

(e)                                  Cause each such policy referred to in this Section 6.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Lender (giving the Lender the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Lender.

(f)                                   Deliver to the Lender, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Lender, including an insurance binder) together with evidence satisfactory to the Lender of payment of the premium therefor.

(g)                                  If at any time the area in which any Eligible Real Estate is located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as is reasonable and customary for companies engaged in the Business, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as is reasonable and customary for companies engaged in the Business.

(h)                                 Maintain for themselves, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Lender furnish the Lender certificates evidencing renewal of each such policy.

(i)                                     Permit any representatives that are designated by the Lender to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby.

(j)                                    None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07.  Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees.  If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees.  The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

6.08                        Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09                        Books and Records; Accountants.

(a)                                 (i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties.

(b)                                 At all times retain KPMG LLP or another Registered Public Accounting Firm which is reasonably satisfactory to the Lender and shall instruct KPMG LLP or such other Registered Public Accounting Firm to cooperate with, and be available to, the Lender or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of KPMG LLP or such other Registered Public Accounting Firm, as may be raised by the Lender.

6.10                        Inspection Rights.

(a)                                 Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, and permit the Lender or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Lender to conduct evaluations of the Loan Parties’ business plan, forecasts and cash flows, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that when a Default or Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

(b)                                 Upon the request of the Lender after reasonable prior notice, permit the Lender or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Lender to conduct commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  During any Fiscal Year in which no Loans are outstanding, the Loan Parties shall pay the fees and expenses of the Lender and such professionals with respect to one (1) such commercial finance examination undertaken by the Lender during such Fiscal Year; provided, that the Lender may, in its discretion undertake two (2) commercial finance examinations at the Loan Parties’ expense in any Fiscal Year in which the outstanding principal amount of the Loans is greater than zero; provided, further, that the Lender may in its discretion undertake three (3) commercial finance examinations at the Loan Parties’ expense in any Fiscal Year in which Availability is less than thirty percent (30%) of the Loan Cap.  Notwithstanding the foregoing, the Lender may cause additional commercial finance examinations to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

(c)                                  Upon the request of the Lender after reasonable prior notice, permit the Lender or professionals (including appraisers) retained by the Lender to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base.  During any Fiscal Year in which no Loans are outstanding, the Loan Parties shall pay the fees and expenses of the Lender and such professionals with respect to one (1) such inventory appraisal undertaken by the Lender during such Fiscal Year; provided, that the Lender may in its discretion undertake two (2) inventory appraisals at the Loan Parties’ expense in any Fiscal Year in which the outstanding principal amount of the Loans is greater than zero; provided, further, that the Lender may in its discretion undertake three (3) inventory appraisals at the Loan Parties’ expense in any Fiscal Year in which Availability is less than thirty percent (30%) of the Loan Cap.  In addition, the Loan Parties shall pay the fees and expenses of the Lender and such professionals with respect to one (1) real estate appraisal undertaken by the Lender during each Fiscal Year.  Notwithstanding the foregoing, the Lender may cause additional inventory and real estate appraisals to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

(d)                                 Permit the Lender, from time to time, engage a geohydrologist, an independent engineer or other qualified consultant or expert, reasonably acceptable to the Lender, at the expense of the Loan Parties, to undertake Phase I environmental site assessments during the term of this Agreement of the Eligible Real Estate, provided that such assessments may only be undertaken (i) during the continuance of a Default or Event of Default, (ii) if a Loan Party receives any notice or obtains knowledge of (A) any potential or known release of any Hazardous Materials at or from any Eligible Real Estate, notification of which must be given to any Governmental Authority under any Environmental Law, or notification of which has, in fact, been given to any Governmental Authority, or (B) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting any Eligible Real Estate from any Person (including, without limitation, the Environmental Protection Agency). Environmental assessments may include detailed visual inspections of the Real Estate, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are reasonably necessary for a determination of the compliance of the Real Estate and the use and operation thereof with all applicable Environmental Laws.  The Borrowers will cooperate in all respects with the Lender and such third parties to enable such assessment and evaluation to be timely completed in a manner reasonably satisfactory to the Lender.

6.11                        Use of Proceeds.  Use the proceeds of the Credit Extensions (a) to finance the acquisition of assets of the Borrowers in the ordinary course of business, including the purchase of inventory and equipment, (b) to finance Capital Expenditures of the Borrowers, and (c) for general corporate purposes of the Loan Parties, in each case to the extent not prohibited under applicable Law or the Loan Documents.

6.12                        Additional Loan Parties.  Notify the Lender at the time that any Person (x) becomes a Subsidiary, and in each case promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) which is not a CFC, to (i) become a Loan Party by executing and delivering to the Lender a Joinder to this Agreement or a Facility Guaranty or such other documents as the Lender shall deem appropriate for such purpose, (ii) grant a Lien to the Lender on such Person’s assets of the same type that constitute Collateral to secure the Obligations, and (iii) deliver to the Lender documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and, upon the reasonable request of the Lender, customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary) in each case in form, content and scope reasonably satisfactory to the Lender.  In no event shall compliance with this Section 6.12 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

6.13                        Cash Management.

(a)                                 On or prior to the Closing Date:

(i)                                     deliver to the Lender copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit F which have been executed on behalf of such Loan Party and delivered to such Loan Party’s Credit Card Issuers and Credit Card Processors listed on Schedule 5.21(b); and

(ii)                                  enter into a Blocked Account Agreement satisfactory in form and substance to the Lender with each Blocked Account Bank (collectively, the “Blocked Accounts”); and

(iii)                               at the request of the Lender, deliver to the Lender copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and delivered to each depository institution listed on Schedule 5.21(a).

(b)                                 From and after the Closing Date, the Loan Parties shall ACH or wire transfer no less frequently than each Business Day (or, in the case of subclause (iii) below, on Monday, Wednesday and Friday of each week (to the extent such Monday, Wednesday or Friday is a Business Day and, if such day is not a Business Day, on the next succeeding Business Day) so long as a Cash Dominion Event has not occurred and is continuing and on each Business Day if a Cash Dominion Event has occurred and is continuing) and whether or not there are then any outstanding Obligations, to a Blocked Account all of the following:

(i)                                     all amounts on deposit in each DDA (net of any minimum balance, not to exceed $5,000.00, as may be kept in the subject DDA under the Borrowers’ policies as in effect on the Closing Date);

(ii)                                  all payments from Credit Card Processors and Credit Card Issuers and proceeds of all credit card charges;

(iii)                               all cash receipts from the Disposition of Inventory and other assets (whether or not constituting Collateral) (other than cash kept in Stores in the ordinary course of business consistent with the Borrowers’ policies as in effect on the Closing Date;

(iv)                              all proceeds of Accounts; and

(v)                                 all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any Disposition or other transaction or event, including, without limitation, any Prepayment Event.

(c)                                  Each Blocked Account Agreement shall require upon notice from Lender, which notice shall be delivered only after the occurrence and during the continuance of a Cash Dominion Event, the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the

Lender at Wells Fargo (the “Concentration Account”), of all cash receipts and collections received by each Loan Party from all sources (the “Receipts and Collections”), including, without limitation, the following:

(i)                                     the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $5,000.00, as may be kept in the subject Blocked Account under the Borrowers’ policies as in effect on the Closing Date);

(ii)                                  all amounts required to be deposited into the Blocked Accounts pursuant to clause (b) above; and

(iii)                               any other cash amounts received by any Loan Party from any other source, on account of any type of transaction or event;

provided, however, the Lender may, in its sole discretion, permit the Loan Parties to have one or more “intermediate” Blocked Account Agreements, whereby such agreements would provide, upon notice from the Lender, which notice shall be delivered only after the occurrence and during the continuance of a Cash Dominion Event, the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) of all Receipts and Collections to another Blocked Account, as opposed to the Concentration Account.

(d)                                 The Concentration Account shall at all times be under the sole dominion and control of the Lender.  The Lender shall cause all funds on deposit in the Concentration Account to be applied to the Obligations, which amounts shall be applied to the Obligations in the order proscribed in either Section 2.04(e) or Section 8.03 of this Agreement, as applicable.  The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, and (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations.  In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections, such receipts and collections shall be held in trust by such Loan Party for the Lender, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Lender.

(e)                                  Upon the request of the Lender, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Lender not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

(f)                                   If the Lender does not require DDA Notifications to be delivered on the Closing Date in accordance with Section 6.13(a)(iii) above, then the Loan Parties shall, upon the request of the Lender at any time after the Closing Date, deliver to the Lender copies of DDA Notifications, which have been executed on behalf of the applicable Loan Party and delivered to each depository institution listed on Schedule 5.21(a).

6.14                        Information Regarding the Collateral.

(a)                                 Furnish to the Lender at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), excluding Store locations; (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

(b)                                 Should any of the information on any of the Schedules hereto (other than Schedule 5.08(b)(2)) become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall advise the Lender in writing of such revisions or updates as may be necessary or appropriate to update or correct the same.  From time to time as may be reasonably requested by the Lender (which request shall not be made (i) more than one (1) time in each Fiscal Quarter with respect to Schedule 5.08(b)(2) and (ii) more than two (2) times in any Fiscal Year with respect to all other Schedules, in each case so long as no Default or Event of Default has occurred and is continuing), the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein).  Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default or Event of Default resulting from the matters disclosed therein.

6.15                        Physical Inventories.

(a)                                 Cause not less than one (1) physical inventory to be undertaken, at the expense of the Loan Parties, in each Fiscal Year, and cycle counts, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Lender and following such methodology as is consistent with past practices. The Lender, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.  The Lead Borrower, within thirty (30) days following the completion of such inventory, shall provide the Lender with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan

Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b)                                 Permit the Lender, in its discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Lender determines (each, at the expense of the Loan Parties).

6.16                        Environmental Laws.  (a) Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of any Eligible Real Estate or that are required to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.17                        Further Assurances.

(a)                                 Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which the Lender may request, to grant, preserve, protect, perfect or enforce the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Lender, from time to time upon request, evidence satisfactory to the Lender as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)                                 If any material assets are acquired by any Loan Party after the Closing Date (other than (i) assets constituting Collateral under the Security Documents that become subject to the perfected first-priority Lien (subject to Permitted Encumbrances) under the Security Documents upon acquisition thereof and (ii) owned Real Estate that will not be included in the Borrowing Base), notify the Lender thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by the Lender to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.17 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute consent to the inclusion of any acquired assets in the computation of the Borrowing Base.

(c)                                  Upon the request of the Lender, cause each of its customs brokers, freight forwarders, consolidators and/or carriers in possession of a material portion of its Eligible Inventory to deliver an agreement (including, without limitation, a Customs Broker/Carrier

Agreement) to the Lender covering such matters and in such form as the Lender may reasonably require.

(d)                                 Upon the request of the Lender, cause any of its landlords to deliver a Collateral Access Agreement to the Lender in such form as the Lender may reasonably require; provided, that the foregoing will not apply to Store locations.

(e)                                  Upon the request of the Lender, execute any and all further documents, agreements and instruments, and take all such further actions (including the filing of the Security Agreement or a short form thereof in the United States Copyright Office), that may be required under any applicable Law or which the Lender may request in order for the Lender to have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in any registered copyright and copyright application that is material to the Business.

6.18                        Compliance with Terms of Leaseholds.  Except as otherwise expressly permitted hereunder, (a) make all payments and otherwise perform all obligations in respect of all Leases to which any Loan Party is a party, and keep such Leases in full force and effect, (b) not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled, and (c) notify the Lender of any default by any party with respect to such Leases and cooperate with the Lender in all respects to cure any such default, in each case to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.19                        Material Contracts.  (a) Perform and observe all material terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect (except to the extent such Person elects to terminate the same in accordance with its terms and so notifies the Lender and, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect, makes reasonable arrangements for a suitable replacement of the same), (c) enforce each such Material Contract in accordance with such Person’s reasonable business judgment, (d) take all such action to such end as may be from time to time reasonably requested by the Lender in its Permitted Discretion, and (e) upon the reasonable request of the Lender, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party is entitled to make under such Material Contract.

6.20                        Credit Card Processors.  The Lead Borrower will, and will cause its Subsidiaries to (a) comply in all material respects with all obligations of such Person under each credit card processing agreement to which such Person is a party, (b) maintain each credit card processing agreement set forth on Schedule 5.21(b) and each credit card processing agreement entered into after the Closing Date in full force and effect (except to the extent such Person elects to terminate the same in accordance with the terms thereof and so notifies the Lender) and take or cause to be taken all actions necessary to maintain, preserve and protect the rights and interests of the Lender in all material respects with respect to all such agreements, and (c) promptly notify the Lender of the entry by such Person into any credit card processing agreement with any Credit Card Processor or Credit Card Issuer after the Closing Date and deliver to the Lender a copy of the Credit Card Notification delivered to each such Credit Card Processor or Credit Card Issuer contemporaneously with the entry by such Person into such credit processing agreement.

ARTICLE VII
NEGATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than contingent indemnification obligations for which a claim has not been asserted), no Loan Party shall, directly or indirectly:

7.01                        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02                        Investments.  Make any Investments, except Permitted Investments.

7.03                        Indebtedness; Disqualified Stock.  (a) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness; (b) issue Disqualified Stock, or (c) issue and sell any other Equity Interests unless (i) such Equity Interests shall be issued solely by the Lead Borrower and not by a Subsidiary of a Loan Party, (ii) such Equity Interests shall not be subject to redemption other than redemption at the option of the Loan Party issuing such Equity Interests and in accordance with the limitations contained in this Agreement, and (iii) all Restricted Payments in respect of such Equity Interests are permitted pursuant to Section 7.06.

7.04                        Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)                                 any Subsidiary which is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)                                 any Subsidiary which is a Loan Party may merge into any Subsidiary which is a Loan Party or into a Borrower, provided that in any merger involving a Borrower, such Borrower shall be the continuing or surviving Person;

(c)                                  in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and such Person shall become a Loan Party in accordance with the provisions of Section 6.12 hereof, and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and

(d)                                 any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party.

7.05                        Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.

7.06                        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)                                 each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party, including at such time as a Default or an Event of Default shall have occurred and is continuing;

(b)                                 the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)                                  if the Payment Conditions are satisfied, the Loan Parties and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it;

(d)                                 if the Payments Conditions are satisfied, the Lead Borrower may declare or pay cash dividends to its stockholders in an amount not to exceed $10,000,000 in the aggregate during any Fiscal Year;

(e)                                  at any time following the date that is eighteen (18) months after the Closing Date and if the Adjusted Payment Conditions are satisfied, the Lead Borrower, in addition to the dividend payments described in clause (d) above, may pay a one-time dividend to its shareholders (as announced in a filing with the SEC) in an aggregate amount not to exceed $5,000,000; and

(f)                                   any transaction expressly permitted pursuant to Section 7.09(f).

7.07                        Prepayments of Indebtedness.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, except (a) as long as no Default or Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness, (b) voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness as long as the Payment Conditions are satisfied, and (c) Permitted Refinancings of any such Indebtedness.

7.08                        Change in Nature of Business.  Engage in any line of business substantially different from the Business conducted by the Loan Parties on the Closing Date or any business substantially related or incidental thereto.

7.09                        Transactions with Affiliates.  Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that the foregoing restriction shall not apply to (a) a transaction between or among the Loan Parties, (b) transactions described on Schedule 7.09 hereto, (c) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees, (d) the issuance of Equity Interests in the Lead Borrower to any officer, director, employee or consultant of the Lead Borrower or any of its Subsidiaries, (e) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Lead Borrower or any of its Subsidiaries, and (f) any issuances of securities of the Lead Borrower (other than Disqualified Stock and other Equity Interests not permitted hereunder) or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, severance agreements, retention plans, employment agreements, deferred compensation agreements, stock options, restricted stock agreements and stock ownership plans (in each case in respect of Equity Interests in the Lead Borrower) of the Lead Borrower or any of its Subsidiaries.

7.10                        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that:  (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Lender; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (f) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, or (b) for purposes other than those permitted under this Agreement.

7.12                        Amendment of Material Documents.  Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner adverse to the Credit Parties, or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder) to the extent that such amendment, modification or waiver would result in a Default or Event of Default under any of the Loan Documents, would be materially adverse to the Credit Parties or otherwise would be reasonably likely to have a Material Adverse Effect.

7.13                        Fiscal Year.  Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

7.14                        Deposit Accounts; Credit Card Processors.  Open new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Lender appropriate DDA Notifications (to the extent requested by Lender pursuant to the provisions of Section 6.13) or Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise satisfactory to the Lender.  No Loan Party shall maintain any bank accounts or enter into any agreements with Credit Card Issuers or Credit Card Processors other than the ones expressly contemplated herein or in Section 6.13 hereof.

7.15                        Financial Covenant.  Permit Availability at any time to be less than the greater of (a) ten percent (10%) of the Loan Cap and (b) $3,000,000.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  Any Loan Party fails to perform or comply with any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.13 or 6.14 or Article VII; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for fifteen (15) days; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $3,000,000; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for thirty (30) calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person; or

(h)                                 Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $4,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $4,000,000 or which would reasonably likely result in a

Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $4,000,000 or which would reasonably likely result in a Material Adverse Effect; or

(j)                                    Invalidity of Loan Documents.  (i)  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Affiliate thereof contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any Affiliate thereof not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or

(k)                                 Change of Control.  There occurs any Change of Control; or

(l)                                     Cessation of Business.  Except as otherwise expressly permitted hereunder (including, without limitation, in connection with a Permitted Disposition), any Loan Party shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business; or

(m)                             Loss of Collateral.  There occurs any uninsured loss to any portion of the Collateral with a fair market value in excess of $4,000,000; or

(n)                                 Indictment.  The indictment or institution of any legal process or proceeding against, any Loan Party or any Subsidiary thereof, under any federal or state criminal statute, rule, regulation, order, or other requirement having the force of law for a felony; or

(o)                                 Guaranty.  The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document.

8.02                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a)                                 declare the Commitment of the Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitment and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)                                  require that the Loan Parties Cash Collateralize the L/C Obligations; and

(d)                                 whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the occurrence of any Event of Default with respect to any Loan Party under Section 8.01(f), the obligation of the Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Lender in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the L/C Issuer (including fees, charges and disbursements of counsel to the L/C Issuer and amounts payable under Article III);

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lender and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to the payment of that portion of the Obligations constituting unpaid principal of Loans;

Fifth, to the Lender for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to payment of all other Obligations (including without limitation the cash collateralization of asserted but unliquidated indemnification obligations of the Loan Parties under Section 9.04, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to payment of that portion of the Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eighth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX
MISCELLANEOUS

9.01                        Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Lead Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in its capacity as the Lender, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party.

9.02                        Notices; Effectiveness; Electronic Communications.

(a)                                 Notices Generally.

(i)                                     Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, facsimile number, electronic mail address or telephone number specified for such person on Schedule 9.02:

(ii)                                  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Loan Parties, the Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the intended recipient’s receipt of the notice or communication, which shall be evidenced by an acknowledgment from the intended recipient (such as by the “delivery receipt” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and provided further that if the sender receives an “out-of-office” reply e-mail, that notice or other communication shall be deemed received upon the sender’s compliance with the instructions in such “out-of-office” reply e-mail regarding notification to another person in the intended recipient’s absence, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Change of Address, Etc.  Each of the Loan Parties, the Lender, and the L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 Reliance by Lender and L/C Issuer.  The Lender and the L/C Issuer shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof, except to the extent reliance on the same would constitute gross negligence or willful misconduct.  The Loan Parties shall indemnify the Lender and the L/C Issuer, and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties.  All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

9.03                        No Waiver; Cumulative Remedies.  No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

9.04                        Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.  The Borrowers shall pay all Credit Party Expenses.

(b)                                 Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Lender (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Lender (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, any bank advising or confirming a Letter of Credit or any other nominated person with respect to a Letter of Credit seeking to be reimbursed or indemnified or compensated, and any third party seeking to enforce the rights of a Borrower, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds, or holder of an instrument or document related to any Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)                                  Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)                                 Payments.  All amounts due under this Section shall be payable on demand therefor.

(e)                                  Survival.  The agreements in this Section shall survive the assignment of any Commitment or Loan by the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations.

9.05                        Payments Set Aside.  To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.06                        Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Lender.  The Lender may at any time, without consent of, or notice to, the Loan Parties, assign or otherwise transfer any of its rights or obligations hereunder (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of subsection Section 9.06(b), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(d); provided however, that the Lender may not assign or otherwise transfer any of its rights and obligations hereunder if the result of such assignment or transfer would be to require payment by any Loan Party of additional amounts under Sections 3.01 or 3.04, or if the assignee or transferee of such rights or obligations would be entitled to invoke rights under Sections 3.02 or 3.03 and the Lender has not already invoked such rights; and provided further, to the extent that the Lender assigns any portion of its rights and/or obligations under this Agreement, the Borrowers agree to enter into any such amendments to this Agreement or the other Loan Documents as may be reasonably required by Lender in connection therewith, including, but not limited to, accommodating for multiple lenders and agents, as necessary.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (b) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Participations.  Lender may at any time, without the consent of, or notice to, the Loan Parties, sell participations to any Person (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including the Lender’s participations in L/C Obligations) owing to it); provided, that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties and the L/C Issuer shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement, and (iv) so long as no Specified Event of Default shall have occurred and be continuing, the Lender shall not sell participations to any Person that is a Competitor of the Loan Parties.  Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 9.07 as if such Participant was the Lender hereunder.

Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would reduce the principal of or the interest rate on the Loans, extend the term or increase the amount of the Commitment, as it relates to such Participant, or reduce the amount of any commitment fee payable pursuant to Section 2.08(a) to which such Participant is entitled.  Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.06(a)

(c)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent.

(d)                                 Certain Pledges.  The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

(e)                                  Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(f)                                   Resignation as L/C Issuer after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time the Lender assigns all of its Commitment and Loans pursuant to subsection (a) above, Wells Fargo may resign as L/C Issuer upon thirty (30) days prior written notice to the Lead Borrower.  In the event of any such resignation as L/C Issuer, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer unless none of the other Lenders has the capabilities to issue letters of credit sufficient to meet the reasonable business needs of the Borrowers and is willing to accept such appointment.  If Wells Fargo resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lender to make Base Rate Loans pursuant to Section 2.03(c)).  Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.

9.07                        Treatment of Certain Information; Confidentiality.  Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses pursuant to the terms of the Loan Documents, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

9.08                        Right of Setoff.  If an Event of Default shall have occurred and be continuing or if the Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, the Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to the Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not the Lender or the

L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of the Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of the Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender, the L/C Issuer or their respective Affiliates may have.  The Lender and the L/C Issuer agree to notify the Lead Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.09                        Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.10                        Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile, pdf., or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

9.11                        Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.  Further, the provisions of Sections 3.01, 3.04, 3.05 and 9.04 shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitment or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Lender may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities and (z) any Obligations that may thereafter arise under Section 9.04.

9.12                        Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13                        Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)                                 SUBMISSION TO JURISDICTION.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF REQUIRED TO REALIZE UPON ANY COLLATERAL.

(c)                                  WAIVER OF VENUE.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02, EXCLUDING SERVICE OF PROCESS BY E-MAIL.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)                                  ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AND, EXCEPT AS PROVIDED IN THE LAST SENTENCE OF SECTION 9.13(b), EACH CREDIT PARTY, AGREES THAT ANY ACTION COMMENCED BY IT ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

9.14                        Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.15                        No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

9.16                        USA PATRIOT Act Notice.  The Lender hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Act.  No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.17                        Foreign Asset Control Regulations.  Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to, (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

9.18                        Time of the Essence.  Time is of the essence of the Loan Documents.

9.19                        Publicity.  Each Loan Party consents to the publication by the Lender of advertising material, including any “tombstone” or comparable advertising, on its website or in other marketing materials of Lender, relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo, trademark or other insignia.  The Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof.  The Lender reserves the right to provide to industry trade organizations and loan syndication and pricing reporting services information necessary and customary for inclusion in league table measurements.  Notwithstanding the foregoing or anything in the Loan Documents to the contrary, the Lender consents to the disclosure by the Loan Parties of all information required to be disclosed in accordance with applicable Securities Laws, as determined by the Lead Borrower in good faith.

9.20                        Additional Waivers.

(a)                                 The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Lender or any other Credit Party.

(b)                                 The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitment), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitment).

(c)                                  To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitment. The Lender and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitment has been terminated.  Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)                                 Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitment. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness; provided, that payment of such indebtedness on ordinary business terms is permitted except after the occurrence and during the continuance of an Event of Default.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Lender to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

9.21                        No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.22                        Attachments.  The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

9.23                        Amendment and Restatement.  Effective immediately upon the Closing Date, the terms and conditions of the Existing Credit Agreement shall be amended and restated as set forth herein and the Existing Credit Agreement shall be superseded by this Agreement.  On the Closing Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents and the grant of security interests and Liens in the Collateral by the Borrowers and the Guarantors under the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) shall continue under this Agreement and the other Loan Documents, and shall not in any event be terminated, extinguished or annulled but shall hereafter continue to be in full force and effect and be governed by this Agreement and the other Loan Documents.  All Obligations (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) shall continue to be outstanding except as expressly modified by this Agreement and shall be governed in all respects by this Agreement and the other Loan Documents, it being agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any other “Loan Document” (as defined in the Existing Credit Agreement), nor does it operate as a waiver of any right, power or remedy of the Lender under any “Loan Document” (as defined in the Existing Credit Agreement).  All references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

[ Signature pages follow ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWERS:

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Peter Michielutti
Name:	Peter Michielutti
Title:	Senior Vice President, Chief Financial Officer

CHRISTOPHER & BANKS, INC.

By:	/s/ Peter Michielutti
Name:	Peter Michielutti
Title:	Senior Vice President, Chief Financial Officer

CHRISTOPHER & BANKS COMPANY

By:	/s/ Peter Michielutti
Name:	Peter Michielutti
Title:	Senior Vice President, Chief Financial Officer

Signature Page to Credit Agreement

LENDER AND L/C ISSUER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jason Searle
Name:	Jason Searle
Its Authorized Signatory

Signature Page to Credit Agreement

SCHEDULE 1.01

BORROWERS

Christopher & Banks Corporation

Christopher & Banks, Inc.

Christopher & Banks Company

SCHEDULE 1.03

EXISTING LETTERS OF CREDIT

Letter of Credit Number	Account Party	Beneficiary	Stated Amount	Issue Date
901428	Christopher & Banks, Inc.	Sentry Insurance Mutual Co.	$500,000	3/23/2011
903311	Christopher & Banks, Inc.	Federal Insurance Co.	$125,000	3/16/2012
IS0009179	Christopher & Banks, Inc.	The CIT Group/Commercial Services Inc.	$2,500,000	1/11/2012
IS0011778	Christopher & Banks, Inc.	American Alternative Insurance Corp.	$600,000	5/7/2012

SCHEDULE 5.01

ORGANIZATIONAL INFORMATION

Christopher & Banks Corporation

State of Incorporation: Delaware

Organization Type: Corporation

Organization Number: 2108619

Federal Employer Identification Number: 061195422

Christopher & Banks, Inc.

State of Incorporation: Minnesota

Organization Type: Corporation

Organization Number: 1B-321

Federal Employer Identification Number: 410851237

Christopher & Banks Company

State of Incorporation: Minnesota

Organization Type: Corporation

Organization Number: 11X-528

Federal Employer Identification Number: 412022506

SCHEDULE 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS
(MATERIAL INDEBTEDNESS)

None.

SCHEDULE 5.06

LITIGATION

None.

SCHEDULE 5.08(b)(1)

OWNED REAL ESTATE

2400 Xenium Lane North, Plymouth, MN 55441.

SCHEDULE 5.08(b)(2)

LEASED REAL ESTATE

See attached “Store Locations” list, current as of June 25, 2012.

Christopher & Banks	Schedule 5.08(b)(2)
Store Locations as of June 25, 2012

Str Num	Division	MallName	Address	City	State	Zip Code	OpenDate
103	CB	Woodbury Lakes	9100 Hudson Road, Ste #112 Bldg A	Woodbury	MN	55125	14-Sep-05
109	CB	Arbor Lakes	7876 Main Street North, Bldg #14	Maple Grove	MN	55369	24-May-02
112	CB	Crossroads Center	4101 West Division Street, Ste B37	St. Cloud	MN	56301	18-Aug-76
113	CB	Washington Square Mall	815 Lake Avenue, #5	Detroit Lakes	MN	56501	30-Apr-91
115	CB	Columbia Mall	2800 Columbia Road, #427	Grand Forks	ND	58201	12-May-78
117	CB	Paul Bunyan Mall	1401 Paul Bunyan Drive NW	Bemidji	MN	56601	01-Sep-78
119	CB	Southtown Center	7833 Southtown Center, #511	Bloomington	MN	55431	09-Mar-01
121	CB	SouthPointe Pavilions	2940 Pine Lake Road, Ste O	Lincoln	NE	68516	07-Apr-00
122	CB	West Acres Shopping Center	3902 13th Avenue South	Fargo	ND	58103	20-Aug-79
124	CB	Holiday Mall	425 COLLEGE DRIVE SOUTH, STE #6	Devils Lake	ND	58301	19-Aug-79
127	CB	Dakota Square	214 Dakota Square	Minot	ND	58701	01-Mar-80
128	CB	Valley View Mall	3800 State Road 16, #121	La Crosse	WI		31-Jul-80
129	CB	The Village of Blaine	4255 Pheasant Ridge Drive NE, Ste 314	Blaine	MN	55449	15-Nov-01
130	CB	Kirkwood Mall	630 Kirkwood Mall	Bismarck	ND	58504	01-Jul-80
133	CB	Westfield Gateway	516 Gateway Mall	Lincoln	NE	68505	01-Nov-80
135	CB	Southpark Mall	4500 16th Street	Moline	IL	61265	21-Mar-81
137	CB	Northpark Mall	320 West Kimberly Road, #424	Davenport	IA	52806	05-Aug-81
140	CB	Bay Park Square	251 Bay Park Square	Green Bay	WI	54304	29-Jul-81
142	CB	Westland Mall	550 South Gear Avenue, Ste #42	West Burlington	IA	52655	16-Sep-81
143	CB	Kandi Mall	1605 South 1st Street	Willmar	MN	56201	01-Apr-90
144	CB	Capital Mall	3600 Country Club Drive	Jefferson City	MO	65109	10-Feb-82
146	CB	Frontier Mall	1400 Dell Range Boulevard	Cheyenne	WY	82009	07-Apr-82
147	CB	Kennedy Mall	555 John F Kennedy Road, #638	Dubuque	IA	52002	28-Mar-92
149	CB	Silver Lake Mall	200 West Hanley Avenue, #1215	Coeur D’ Alene	ID	83815	06-May-99
151	CB	Eden Prairie Center	8251 Flying Cloud Drive, #1140	Eden Prairie	MN	55344	14-Sep-01
152	CB	Southbridge Mall	100 South Federal, #309	Mason City	IA	50401	23-May-85
156	CB	Eastridge Mall	601 SE Wyoming Boulevard, #283	Casper	WY	82609	13-Oct-82
157	CB	East Town Mall	2350 East Mason, #15	Green Bay	WI	54302	14-Oct-82
158	CB	Burnsville Center	2022 Burnsville Center	Burnsville	MN	55306	26-Aug-82
159	CB	Merle Hay Mall	3800 Merle Hay Road, Ste #920	Des Moines	IA	50310	15-Mar-83
161	CB	Viking Plaza	3015 Highway 29 South, Ste 4095	Alexandria	MN	56308	15-Apr-92
162	CB	New Towne Mall	400 Mill Avenue SE, #317	New Philadelphia	OH	44663	06-May-99
163	CB	Greeley Mall	1955 Greeley Mall	Greeley	CO	80631	18-May-83
165	CB	Wausau Center	C324 Wausau Center	Wausau	WI	54403	03-Aug-83
166	CB	Great Northern Mall	4155 State Route 31	Clay	NY	13041	12-Mar-99
167	CB	Marshalltown Mall	2500 South Center Street	Marshalltown	IA	50158	27-Sep-83
168	CB	Manhattan Town Center	100 Manhattan Town Center, #270	Manhattan	KS	66502	25-Oct-83
169	CB	Jordan Creek Town Center	101 Jordan Creek Pkwy, Ste 11280	West Des Moines	IA	50266	04-Aug-04
170	CB	Time Square	7605 148th Street	Apple Valley	MN	55124	01-Nov-77
171	CB	Northland Mall	954 West Northland Avenue	Appleton	WI	54911	01-Nov-83
172	CB	Forest Mall	835 West Johnson Street	Fond du Lac	WI	54935	28-Feb-84
173	CB	North Grand Mall	2801 Grand Avenue	Ames	IA	50010	06-Mar-84
174	CB	Beaver Valley Mall	344 Route 18	Monaca	PA	15061	23-Apr-99
175	CB	College Square Mall	1140 College Square Mall	Cedar Falls	IA	50613	20-Mar-84
176	CB	Fair Oaks Mall	2284 25th Street	Columbus	IN	47201	14-Nov-90
178	CB	Fox River Mall	4301 West Wisconsin Avenue, Spc 146	Appleton	WI	54915	18-Jul-84
179	CB	Valley West Mall	1551 Valley West Drive, #235	West Des Moines	IA	50266	06-Aug-84
180	CB	Hickory Point Mall	1125 Hickory Point Mall	Forsyth	IL	62535	06-Mar-98
183	CB	Conestoga Mall	3404 West 13th Street, Unit D33	Grand Island	NE	68803	06-Sep-85
184	CB	Lima Mall	2400 Elida Road, #158	Lima	OH	45805	20-Mar-98
185	CB	Summit Mall	3265 West Market Street, #140	Akron	OH	44333	27-Mar-98
186	CB	Lindale Mall	4444 First Avenue NE, #142	Cedar Rapids	IA	52402	10-Mar-86
187	CB	Montclair Center	13029 West Center Road	Omaha	NE	68144	31-Jul-86
188	CB	Eastland Mall	800 North Green River Road, #312	Evansville	IN	47715	31-Jul-97
190	CB	Oakwood Mall	4800 Golf Road	Eau Claire	WI	54701	15-Oct-86
192	CB	Central Mall	2259 South 9th Street, #127	Salina	KS	67401	24-Feb-87
195	CB	Chesterfield Mall	267 Chesterfield Mall	Chesterfield	MO	63017	29-May-98
197	CB	River Valley Mall	1635 River Valley Circle, #709	Lancaster	OH	43130	04-Jun-99
198	CB	Chapel Hill Mall	2000 Brittain Road, #981	Akron	OH	44310	18-Jun-99
200	CB	Huntington Mall	1 Mall Road, #840	Barboursville	WV	25504	24-Mar-00
201	CB	Coral Ridge Mall	1451 Coral Ridge Avenue, Spc 312	Coralville	IA	52241	29-Jul-98
202	CB	White Oaks Mall	2501 Wabash Avenue, #A-03	Springfield	IL	62704	14-Jun-01
203	CB	Miller Hill Mall	1600 Miller Trunk Hwy, #E02D	Duluth	MN	55811	15-Oct-87
208	CB	Brookfield Square Mall	95 North Moorland Road, #D-42	Brookfield	WI	53005	05-Mar-88
209	CB	Commerce Center	2232 Commerce Boulevard	Mound	MN	55364	18-Mar-88
212	CB	Chapel Hills Mall	1710 Briargate Boulevard, #413	Colorado Springs	CO	80920	25-Sep-98
214	CB	Nittany Mall	607-608 East College Avenue	State College	PA	16801	09-Oct-98
217	CB	Empire Mall	4001 West 41st Street, #840	Sioux Falls	SD		27-Jul-88

Str Num	Division	MallName	Address	City	State	Zip Code	OpenDate
220	CB	Morgantown Mall	9915 Mall Road #915	Morgantown	WV	26501	04-Jun-99
221	CB	Birchwood Mall	4350 24th Avenue, Spc 232	Port Huron	MI	48059	01-Aug-91
223	CB	River Hills Mall	1850 Adams Street, #214	Mankato	MN		31-Jul-91
226	CB	Ashland Town Center	500 Winchester Avenue, #178	Ashland	KY	41101	29-May-99
227	CB	West Gate Mall	14136 Baxter Drive	Baxter	MN	56425	05-Nov-91
228	CB	Watertown Mall	1300 9th Avenue SE, #57	Watertown	SD	57201	30-Oct-91
230	CB	Apache Mall	333 Apache Mall	Rochester	MN	55902	01-May-92
232	CB	Grand Traverse Mall	3200 S Airport Road West, #410	Traverse City	MI	49684	04-Aug-92
234	CB	Cedar Mall	2900 South Main	Rice Lake	WI	54868	11-Aug-92
235	CB	Northland Mall	1635 Oxford Street	Worthington	MN	56187	26-Oct-92
238	CB	Thunderbird Mall	1427 South 12th Avenue	Virginia	MN	55792	29-Jul-92
239	CB	York Galleria	2899 Whiteford Road, Ste 234	York	PA	17402	04-Jun-99
240	CB	Hilltop Mall	5003 North 2nd Avenue, Ste 5	Kearney	NE	68848	15-Oct-92
241	CB	Sunset Plaza	1700 Market Lane, #37	Norfolk	NE	68701	16-Oct-92
242	CB	Hutchinson Mall	1060 Hwy 15 South, #36	Hutchinson	MN	55350	12-Nov-92
244	CB	Cary Town Center	1105 Walnut Street, #150	Cary	NC		17-Oct-03
250	CB	Monument Mall	2302 Frontage Road, #2	Scotts Bluff	NE	69361	30-Mar-93
251	CB	Pierre Mall	1615 North Harrison, #13	Pierre	SD	57501	07-Apr-93
252	CB	Magic Valley Mall	1485 Pole Line Road East, #193	Twin Falls	ID	83301	04-Mar-93
253	CB	Grand Teton Mall	2300 East 17th Street, Ste 54	Idaho Falls	ID	83404	05-Mar-93
254	CB	Boise Towne Square	350 North Milwaukee, #1041	Boise	ID	83704	05-Mar-93
260	CB	Buffalo Mall	2400 8th Avenue SW, Ste E4	Jamestown	ND	58402	11-Aug-93
261	CB	Holiday Village Mall	1200 10th Avenue South	Great Falls	MT	59405	04-Aug-93
262	CB	Bay City Mall	4101 Wilder Road	Bay City	MI	48706	11-Aug-93
263	CB	South Park Mall	901 11th Street SW, Unit #48	Spencer	IA	51301	17-Aug-93
264	CB	Yankton Mall	2101 Broadway	Yankton	SD	57078	17-Aug-93
266	CB	Towne West Square	4600 West Kellogg	Wichita	KS	67209	28-Sep-93
268	CB	Winona Mall	1213 Gilmore	Winona	MN	55987	26-Oct-93
270	CB	Southern Park Mall	7401 Market Street, #221A	Youngstown	OH	44512	02-Jun-00
271	CB	Village Square	2601 Central Avenue	Dodge City	KS	67801	26-Oct-93
272	CB	Garden City Plaza	2214 East Kansas	Garden City	KS	67846	27-Oct-93
273	CB	Westwood Mall	1850 West Michigan Avenue, #776	Jackson	MI	49202	03-Nov-93
275	CB	Provo Towne Center	1200 Provo Towne Center Blvd, #1000	Provo	UT	84603	28-Oct-98
276	CB	Memorial Mall	3347 Kohler Memorial Drive, Ste 15	Sheboygan	WI	53081	15-Feb-94
277	CB	Delta Plaza Mall	301 North Lincoln Road	Escanaba	MI	49829	16-Feb-94
278	CB	Foothills Fashion Mall	215 East Foothills Parkway, B-9	Fort Collins	CO	80525	22-Feb-94
280	CB	Moorhead Center Mall	512 Center Avenue	Moorhead	MN	56560	23-Feb-94
281	CB	Eastview Mall	150 Eastview Mall	Victor	NY	14564	04-Dec-98
282	CB	Westgate Mall	515 North Adams, Ste 223	Carroll	IA	51401	01-Mar-94
283	CB	Northtown Mall	4750 Division Street, #B105	Spokane	WA	99207	04-Jun-99
284	CB	Capital Hill Mall	1600 11th Avenue	Helena	MT	59601	02-Mar-94
285	CB	Pueblo Mall	3539 Dillon Drive	Pueblo	CO	81008	03-May-94
286	CB	Washington Park Mall	2350 SE Washington Boulevard	Bartlesville	OK	74006	26-Apr-94
287	CB	Market Street Mall	1420 East College Drive	Marshall	MN	56258	24-Mar-94
288	CB	Butte Plaza Mall	3100 Harrison Avenue	Butte	MT	59701	26-Jul-94
289	CB	Karcher Mall	1509 Caldwell Boulevard, Ste #1174	Nampa	ID	83651	02-Aug-94
290	CB	Peru Mall	3940 Route US 251, Ste H-5	Peru	IL	61354	02-Aug-94
291	CB	Pioneer Square Center	725 North Perkins Road	Stillwater	OK	74075	09-Aug-94
292	CB	Shoppes at Wood Ridge	503 East Ives Street	Marshfield	WI	54449	23-Aug-94
293	CB	Wenatchee Valley Mall	511 Valley Mall Park-Way	East Wenatchee	WA	98802	16-Aug-94
294	CB	Central Mall	5111 Rogers Avenue	Fort Smith	AR	72903	23-Aug-94
295	CB	Miami Valley Centre	987 East Ash Street, Spc C7	Piqua	OH	45356	23-Aug-94
296	CB	South Towne Center	10450 South State, #1224	Sandy	UT	84070	14-Sep-94
297	CB	Northwest Arkansas Mall	4201 North Shiloh Drive, #115	Fayetteville	AR	72703	01-Oct-97
298	CB	Boulevard Mall	1281 Niagra Falls Boulevard	Amherst	NY	14226	09-Oct-98
299	CB	Francis Scott Key Mall	5500 Buckeystown Pike, #252	Frederick	MD	21703	12-Apr-02
300	CB	Paradise Valley Mall	4550-72 East Cactus Road	Phoenix	AZ	85032	26-Sep-03
302	CB	Susquehanna Valley Mall	1 Susquehanna Valley Mall Dr, Spc C6	Selinsgrove	PA	17870	15-Jun-01
303	CB	Bangor Mall	663 Stillwater Avenue, #F9/F10	Bangor	ME	4401	09-Mar-01
304	CB	Wilton Mall at Saratoga	3065 Route 50, #E-014	Saratoga Springs	NY	12866	09-Mar-01
305	CB	Rotterdam Square Mall	93 West Campbell Road, #6050	Schenectady	NY	12306	09-Mar-01
306	CB	Shoppingtown Mall	3649 Erie Boulevard East, #2-B	Dewitt	NY	13214	09-Mar-01
308	CB	Triangle Town Center	5959 Triangle Town Blvd, BU2032	Raleigh	NC	27616	31-Oct-03
309	CB	The Citadel	750 Citadel Drive East, #2202	Colorado Springs	CO	80909	30-Mar-01
310	CB	West Ridge Mall	1801 Wanamaker Road, #F17	Topeka	KS	66604	23-Aug-02
311	CB	Westfield Meriden	470 Lewis Avenue, #776	Meriden	CT	6451	10-Aug-01
312	CB	Enfield Square	90 Elm Street, #55	Enfield	CT	6082	14-Mar-03
313	CB	Northgate Mall	401 NE Northgate Way, #747a	Seattle	WA	98125	20-Apr-01

Str Num	Division	MallName	Address	City	State	Zip Code	OpenDate
314	CB	Valley Mall	1925 E Market Street, #312	Harrisonburg	VA	22801	06-Apr-01
315	CB	Meadowbrook Mall	2399 Meadowbrook Road, #330	Bridgeport	WV	26330	13-Apr-01
316	CB	Richland Mall	687 Richland Mall	Mansfield	OH	44906	13-Apr-01
318	CB	Apple Blossom Mall	1850 Apple Blossom Drive, #S149	Winchester	VA	22601	09-Mar-01
320	CB	Tippecanoe Mall	2415 Sagamore Parkway South, #B09	Lafayette	IN	47905	06-Apr-01
321	CB	Honey Creek Mall	3401 South US Hwy 41, #D4a	Terre Haute	IN	47802	13-Apr-01
322	CB	Novi Town Center	43151 Crescent Blvd	Novi	MI	48375	18-May-01
323	CB	Platte River Mall	1000 South Dewey, #40/50	North Platte	NE	69101	18-May-01
324	CB	Arnot Mall	3300 Chambers Road South, Ste 5104	Horseheads	NY	14845	18-May-01
325	CB	Riverdale Village	12771 Riverdale Blvd NW, Ste 101	Coon Rapids	MN	55433	21-Sep-01
329	CB	Chautauqua Mall	318 East Farimont Avenue, #626	Lakewood	NY	14750	01-Jun-01
331	CB	Mercer Mall	261 Mercer Mall Road, Ste 720	Bluefield	WV	24701	30-Sep-01
332	CB	New River Valley Mall	828 New River Road, #828	Christiansburg	VA	24073	10-Aug-01
334	CB	College Mall	2864 East 3rd Street, #CO4B(a)	Bloomington	IN	47401	19-Oct-01
336	CB	Colonie Center	131 Colonie Center	Albany	NY	12205	25-Oct-01
337	CB	Polaris Fashion Place	1500 Polaris Pkwy, #2236	Columbus	OH	43240	20-Oct-01
340	CB	Greenwood Park Mall	1251 US Highway 31 N, Box 187	Greenwood	IN	46142	24-May-02
341	CB	Castleton Square	6020 East 82nd Street, #330	Indianapolis	IN	46250	31-May-02
342	CB	River Ridge Mall	3405 Candlers Mountain Road, #F265	Lynchburg	VA	24502	23-Aug-02
343	CB	Valley View Mall	4802 Valley View Blvd NW, #LF265	Roanoke	VA	24012	24-May-02
344	CB	Northwoods Mall	2200 West War Memorial Drive, #AL-06	Peoria	IL	61613	12-Apr-02
345	CB	Berkshire Mall	Old State Road & Route 8, #A106	Lanesboro	MA	1237	17-May-02
347	CB	Holyoke Mall at Ingleside	50 Holyoke Street, #H-309	Holyoke	MA	1040	19-Apr-02
349	CB	Fort Henry Mall	2101 Fort Henry Drive, #E4	Kingsport	TN	37664	20-Sep-02
354	CB	Champlain Center	60 Smithfield Blvd, #D110	Plattsburgh	NY	12901	31-May-02
356	CB	Westfield Belden Village	4156 Belden Village Mall	Canton	OH	44718	15-Oct-04
357	CB	Salmon Run Mall	1300 Arsenal Street, #B105	Watertown	NY	13601	16-Aug-02
359	CB	Adrian Mall	1357 South Main Street, #1254	Adrian	MI	49221	24-May-02
361	CB	Marketplace at Northglenn	331A West 104th Avenue, Bldg 5	Northglenn	CO	80234	03-May-02
362	CB	FlatIron Crossing	One W FlatIron Crossing Dr, Ste 1004	Broomfield	CO	80021	07-Nov-02
363	CB	Columbia Mall	2300 Bernadette Drive, #126	Columbia	MO	65203	30-Aug-02
365	CB	Valley Mall	2529 Main Street, Ste 117	Union Gap	WA	98903	01-Nov-02
366	CB	Towne East Square	7700 East Kellogg Drive, #P05	Wichita	KS	67207	08-Apr-04
367	CB	West Town Mall	7600 Kingston Pike, #1123	Knoxville	TN	37919	25-Oct-02
368	CB	McKinley Mall	3701 McKinley Pkwy, #808	Buffalo	NY	14219	18-Oct-02
371	CB	Tyrone Square	6924 Tyrone Square Mall	St. Petersburg	FL	33710	27-Sep-02
373	CB	The Galleria	500 Galleria Drive, #218	Johnstown	PA	15904	11-Oct-02
374	CB	Paddock Mall	3100 College Road, #454a	Ocala	FL	34474	08-Nov-02
376	CB	Port Charlotte Town Center	1441 Tamiami Trail, #215	Port Charlotte	FL	33948	15-Nov-02
377	CB	Governor’s Square Mall	2801 Wilma Rudolph Blvd, #670	Clarksville	TN	37040	25-Oct-02
379	CB	The Promenade at Evergreen Walk	101 Evergreen Way, #115	South Windsor	CT	6074	29-Oct-04
380	CB	Flagstaff Mall	4650 N US Hwy 89, Spc F26	Flagstaff	AZ	86004	07-Nov-02
381	CB	Coventry Mall	351 West Schuylkill Road, #H2	Pottstown	PA	19465	08-Nov-02
382	CB	St. Clair Square	134 St. Clair Square	Fairview Heights	IL	62208	25-Oct-02
383	CB	Animas Valley Mall	4601 East Main Street, #470	Farmington	NM	87402	08-Nov-02
384	CB	White Mountain Mall	2441 Foothill Boulevard, #1129	Rock Springs	WY	82901	11-Oct-02
385	CB	Park City Center	575 Park City Center	Lancaster	PA	17601	08-Nov-02
386	CB	Prescott Gateway	3250 Gateway Blvd, Spc 1064	Prescott	AZ	86303	08-Nov-02
387	CB	The Shops At Boardwalk	8630 North Boardwalk Avenue, #SP18	Kansas City	MO	64154	15-Aug-03
388	CB	Clearview Mall	101 Clearview Circle, #735	Butler	PA	16001	26-Sep-03
389	CB	Greenway Station	1651 Demingway, Ste #106	Middleton	WI	53562	15-Aug-03
390	CB	Mall of New Hampshire	1500 South Willow Street, #E111	Manchester	NH	3103	15-Nov-02
391	CB	Clackamas Town Center	12000 SE 82nd Avenue, #1048	Portland	OR	97086	14-Mar-03
392	CB	Patrick Henry Mall	12300 Jefferson Avenue, #411	Newport News	VA	23602	18-Apr-03
393	CB	Town Mall of Westminster	400 North Center Street, #241	Westminster	MD	21157	22-Aug-03
394	CB	Uniontown Mall	1728 Mall Run Road, #P728	Uniontown	PA	15401	01-Nov-02
395	CB	Auburn Mall	385 Southridge Street, S104	Auburn	MA	1501	07-Mar-03
396	CB	Fox Run Mall	50 Fox Run Road, #G28	Newington	NH	3801	19-Nov-04
398	CB	Phillipsburg Mall	1200 US Highway 22, #207 & 208	Phillipsburg	NJ	8865	25-Apr-03
400	CB	Vista Ridge Mall	2401 South Stemmons Frwy, #1280	Lewisville	TX	75067	24-Sep-04
401	CB	West Park Mall	3049 William Street, Ste 183	Cape Girardeau	MO	63703	18-Jun-99
404	CB	Layton Hills Mall	1201 N Hill Field Road, Ste 2088	Layton	UT	84041	04-Aug-94
405	CB	Cache Valley Mall	1300 North Main Street, #1020	Logan	UT	84341	08-Oct-04
406	CB	Charleston Town Center	3000 Charleston Town Center, #1015	Charleston	WV	25389	11-Jun-99
407	CB	Westfield SouthPark	816 Southpark Center	Strongsville	OH	44136	22-Oct-99
408	CB	Southgate Mall	2901 Brooks Street	Missoula	MT	59801	05-Aug-94
410	CB	North Park Mall	1129 North Baldwin Avenue, #7	Marion	IN	46952	30-Mar-99
411	CB	Cherryvale Mall	7200 Harrison Avenue, #F29-B	Rockford	IL	61112	31-Mar-00

Str Num	Division	MallName	Address	City	State	Zip Code	OpenDate
412	CB	Quincy Mall	3322 Quincy Mall	Quincy	IL	62301	03-Aug-94
413	CB	The Mall at Hays	2918 Vine Street, #60	Hays	KS	67601	01-May-98
414	CB	Capital City Mall	3513 Capital City Mall Drive, #608	Camp Hill	PA	17011	18-Jun-99
419	CB	Elk Park Center	19128 Freeport Street NW, C-105	Elk River	MN	55330	18-Jul-95
420	CB	Gallatin Valley Mall	2825 West Main	Bozeman	MT	59718	04-Oct-95
421	CB	Petoskey Town Center	1319 Spring Street	Petoskey	MI	49770	28-Jun-95
423	CB	Newgate Mall	3651 Wall Avenue, #1074	Ogden	UT	84405	08-Aug-98
424	CB	Sooner Mall	3301 West Main Street, #305	Norman	OK	73072	13-Jun-03
425	CB	Mid Rivers Mall	1600 Mid Rivers Mall, #2006	St. Peters	MO	63376	01-Aug-98
426	CB	Branson Landing	1007 Branson Landing Boulevard	Branson	MO	65616	30-Jun-06
427	CB	Midland Mall	6800 Eastman Avenue, #147	Midland	MI	48642	13-Aug-97
428	CB	Fashion Square Mall	4843 Fashion Square Mall, #420	Saginaw	MI	48604	05-Sep-98
429	CB	Spokane Valley Mall	14700 East Indiana Avenue, #1162	Spokane Valley	WA	99216	13-Aug-97
430	CB	Westland Mall	35000 W Warren Road	Westland	MI	48185	12-Jan-98
431	CB	Mission Center	5305 Johnson Drive, #537	Mission	KS	66205	24-Oct-98
432	CB	Eastern Hills Mall	4545 Transit Road, #734	Williamsville	NY	14221	28-May-99
433	CB	Upper Valley Mall	1475 Upper Valley Pike, #606	Springfield	OH	45504	29-Jul-99
434	CB	Concord Mall	3701 South Main, #1193	Elkhart	IN	46517	02-Apr-99
435	CB	Glenbrook Square	4201 Coldwater, #E3	Fort Wayne	IN	46805	12-Oct-01
436	CB	Muncie Mall	3501 N Granville Avenue, #K06	Muncie	IN	47303	27-Sep-02
438	CB	Walden Galleria	34 Walden Galleria, #D105	Cheektowaga	NY	14225	02-Jul-99
439	CB	Rogue Valley Mall	1600 N Riverside Drive, #2041	Medford	OR	97501	08-Oct-99
440	CB	Logan Valley Mall	5580 Goods Lane, Ste 1100	Altoona	PA	16602	19-Nov-00
442	CB	Westmoreland Mall	5256 Route 30, #259	Greeensburg	PA	15601	29-Oct-99
444	CB	North Hanover Mall	1155 Carlisle Street	Hanover	PA	17331	08-Oct-99
447	CB	Lycoming Mall	300 Lycoming Mall Circle, Ste 193	Pennsdale	PA	17756	22-Oct-99
448	CB	Battlefield Mall	2825 South Glenstone Avenue, #F10	Springfield	MO	65804	03-Mar-00
449	CB	Everett Mall	1402 SE Everett Mall Way, #310	Everett	WA	98208	13-Nov-99
450	CB	Valley Mall	17301 Valley Mall Road, #591	Hagerstown	MD	21740	22-Oct-99
451	CB	Kitsap Mall	10315 Silverdale Way NW, #F7	Silverdale	WA	98383	31-Mar-01
452	CB	Cascade Mall	745 Cascade Mall Drive, #A8	Burlington	WA		29-Mar-01
454	CB	Westfield Vancouver	8700 NE Vancouver Mall Dr, Spc 215	Vancouver	WA	98662	08-Oct-99
455	CB	Markland Mall	1220 South 17th Street, B03	Kokomo	IN	46902	07-Sep-01
456	CB	Bayshore Town Center	5800 N Bayshore Drive, #B127	Glendale	WI	53217	19-Nov-99
459	CB	Monroeville Mall	200 Monroeville Mall, #248	Monroeville	PA	15146	10-Mar-00
460	CB	South County Mall	320 South County Centerway	St. Louis	MO	63129	26-May-00
461	CB	Bayshore Mall	3300 Broadway, #206	Eureka	CA	95501	21-Apr-00
462	CB	Millcreek Mall	625 Millcreek Mall	Erie	PA	16565	31-Mar-00
463	CB	Heritage Mall	2137 14th Avenue SE, #A117	Albany	OR	97322	10-Mar-00
464	CB	Genesee Valley Mall	3453 South Linden Road, #840	Flint	MI	48507	07-Apr-00
465	CB	Hilldale Shopping Center	702 North Midvale Blvd, #116a	Madison	WI	53705	17-Mar-00
467	CB	Kentucky Oaks Mall	5101 Hinkleville Road, #720	Paducah	KY	42001	17-Mar-00
468	CB	South Hill Mall	3500 South Meridian, #920	Puyallup	WA	98373	21-Apr-00
469	CB	Sandusky Mall	4314 Milan Road, #260	Sandusky	OH	44870	24-Mar-00
470	CB	High Plains Shopping Center	1227 West Main Street	Sterling	CO	80751	24-Mar-00
471	CB	Durango Mall	800 South Camino del Rio, #E3	Durango	CO	81301	28-Apr-00
473	CB	Lansing Mall	5324 W Saginaw Highway, #171	Lansing	MI	48917	09-Mar-01
474	CB	Bellis Fair Mall	One Bellis Fair Pkwy, #340	Bellingham	WA	98226	06-Oct-00
475	CB	Midland Park Mall	4511 N Midkiff Drive, #B-7	Midland	TX	79705	31-Oct-03
476	CB	Montgomery Village	731 Village Court, #731	Santa Rosa	CA	95405	26-Sep-03
477	CB	Chambersburg Mall	3055 Black Gap Road, #706	Chambersburg	PA	17201	08-Sep-00
479	CB	Shenango Valley Mall	3303 East State Street, #650	Hermitage	PA	16148	08-Sep-00
480	CB	Eastwood Mall	5555 Youngstown-Warren Road, #1155	Niles	OH	44446	22-Sep-00
481	CB	Southland Center	23000 Eureka, #1090	Taylor	MI	48180	22-Sep-00
482	CB	Exton Square Mall	158 Exton Square	Exton	PA	19341	22-Sep-00
483	CB	The Crossroads	6650 S Westnedge Ave, #257	Portage	MI	49024	13-Apr-01
485	CB	Grand Central Mall	100 Grand Central Avenue, #263	Parkersburg	WV	26105	22-Mar-02
487	CB	Dayton Mall	2700 Miamisburg-Centerville Road, #702	Dayton	OH	45459	17-May-02
488	CB	Indian Mound Mall	771 South 30th Street, #717	Heath	OH	43056	15-Mar-02
490	CB	Jefferson Pointe Shopping Center	4220 W Jefferson Blvd, #O5	Fort Wayne	IN	46804	11-Aug-01
491	CB	The Lakes Mall	5600 Harvey Street, #1034	Muskegon	MI	49441	15-Aug-01
492	CB	Westroads Mall	10000 California Street, #3228	Omaha	NE	68114	16-Aug-02
493	CB	The Mall of Monroe	2121 N Monroe Street, #575	Monroe	MI	48162	14-Sep-01
494	CB	Ohio Valley Mall	67800 Mall Road, #570	St. Clairsville	OH	43950	29-Mar-02
501	CB	South Hills Village	301 South Hills Village, #2030A	Pittsburgh	PA	15241	29-Sep-00
502	CB	Westfield Fox Valley	1356 Fox Valley Center Drive, #e6	Aurora	IL	60504	26-Sep-03
505	CB	Eastwood Towne Center	3016 Towne Centre Blvd, #D4	Lansing	MI	48912	07-Mar-03
506	CB	West County Mall	135 West County Center, #2159	Des Peres	MO	63131	07-Mar-03

Str Num	Division	MallName	Address	City	State	Zip Code	OpenDate
511	CB	Westgate Mall	7701 W I-40,#260	Amarillo	TX	79121	28-Mar-03
515	CB	Village Square Mall	61 Village Square Mall	Effingham	IL	62401	05-Sep-03
516	CB	Legacy Village	25319 Cedar Road	Lyndhurst	OH	44124	23-Oct-03
518	CB	Eastgate Mall	4601 Eastgate Blvd, #F800	Cincinnati	OH	45245	06-Jun-03
519	CB	Park Place Mall	5870 E Broadway, #212/214	Tucson	AZ	85711	02-May-03
521	CB	College Square	2550 East Morris Blvd, #56	Morristown	TN	37813	06-Jun-03
522	CB	Georgia Square Mall	3700 Atlanta Hwy, #21	Athens	GA		13-Jun-03
523	CB	Westgate Mall	205 West Blackstock Road, #510	Spartanburg	SC	29301	26-Sep-03
524	CB	Stroud Mall	454 Stroud Mall	Stroudsburg	PA	18360	06-Jun-03
525	CB	Arbor Place Mall	6700 Douglas Blvd, #1185	Douglasville	GA	30135	18-Apr-03
527	CB	Harford Mall	670 Bel Air Road, #6	Bel Air	MD	21014	03-Oct-03
528	CB	Market Place Shopping Center	2000 N. Neil Street, Spc 385	Champaign	IL	61820	16-May-03
529	CB	Hanes Mall	3320 Silas Creek Parkway, #724	Winston Salem	NC		16-May-03
531	CB	Eastfield Mall	1655 Boston Road, #124	Springfield	MA	1129	15-Aug-03
532	CB	Columbia Mall	225 Columbia Mall Drive, #610	Bloomsburg	PA	17815	06-Jun-03
533	CB	Mall St. Matthews	5000 Shelbyville Road, #1770	Louisville	KY	40207	26-Sep-03
536	CB	McCain Mall	3929 McCain Blvd, Ste 209	N Lillte Rock	AR	72116	15-Aug-03
537	CB	Towson Town Center	825 Dulaney Valley Road, #3225	Towson	MD	21204	06-Jun-03
538	CB	Towne Square Mall	5000 Frederica Street, H10 & H12	Owensboro	KY	42301	24-Oct-03
541	CB	Palmer Park Mall	140 Palmer Park Mall, #B-5	Easton	PA	18045	15-Aug-03
543	CB	Village Centre	122 East 24th Street, A11	Columbus	NE	68601	15-Aug-03
544	CB	Yorktown Shopping Center	232 Yorktown Shopping Center	Lombard	IL	60148	07-Nov-03
546	CB	Pine Ridge Mall	4155 Yellowstone Hwy, #1152	Chubbuck	ID	83202	07-Nov-03
547	CB	Mall of Georgia	3333 Buford Drive, #2049A	Buford	GA	30519	15-Aug-03
548	CB	Leavenworth Plaza	3400 South 4th Street, #1025	Leavenworth	KS	66048	22-Aug-03
549	CB	The Town Center at Levis Commons	4170 Levis Commons Blvd, Spc 18-A	Perrysburg	OH	43551	25-Oct-04
550	CB	Cottonwood Mall	10000 Coors Bypass, #C206	Albuquerque	NM	87114	07-May-04
551	CB	The Summit Louisville	4304 Summit Plaza Drive, #D1A	Louisville	KY	40241	01-Oct-04
552	CB	Superstition Springs Mall	6555 E Southern Avenue, #1220	Mesa	AZ	85206	28-May-04
553	CB	Sikes Senter	3111 Midwestern Pkwy, #170	Wichita Falls	TX	76308	14-Nov-03
555	CB	Towne Mall	1704 N Dixie Hwy, #A003	Elizabethtown	KY	42701	21-Nov-03
556	CB	Central Mall	2400 Richmond Road, Ste 37	Texarkana	TX	75503	14-Nov-03
557	CB	Central Mall	200 SW C Avenue, #132	Lawton	OK	73501	12-Mar-04
558	CB	Deerfield Town Center	5515 Deerfield Blvd, #3010	Mason	OH	45040	29-Jul-04
559	CB	The Greene Town Center	106 Plum Street	Beavercreek	OH	45440	03-Nov-06
560	CB	Valley Hills Mall	1960 Hwy 70 SE, #209	Hickory	NC	28602	13-Aug-04
561	CB	Red Cliffs Mall	1770 East Red Cliffs Drive, #1168	St. George	UT	84790	12-Mar-04
562	CB	The Gateway	16 South Rio Grande Street, #1080	Salt Lake City	UT	84101	23-Apr-04
564	CB	Arrowhead Towne Center	7700 W Arrowhead Towne Center Dr, #1232	Glendale	AZ	85308	02-Apr-04
565	CB	Fashion Square	1542 East Rio Road, #1416	Charlottesville	VA	22901	30-Apr-04
566	CB	The Shops on Lane Avenue	1595 W Lane Avenue, #D42	Upper Arlington	OH	43221	12-Mar-04
567	CB	Fashion Place	6191 South State Street, #238	Murray	UT	84107	26-Mar-04
568	CB	Auburn Mall	550 Center Street, #1022	Auburn	ME	4210	11-Jun-04
569	CB	Salem Center	480 Center Street, #220	Salem	OR	97301	11-Jun-04
570	CB	Streets of Woodfield	601 Martingale Road, #160	Schaumburg	IL	60173	23-Apr-04
571	CB	Carolina Mall	1480 US Highway 29 N, #275	Concord	NC	28025	23-Apr-04
578	CB	Village Pointe	17170 Davenport Street, #E108	Omaha	NE	68118	28-May-04
579	CB	Diamond Run Mall	Route 7 South, #230	Rutland	VT	5701	11-Jun-04
582	CB	Findlay Village Mall	1800 Findlay-Tiffin Avenue, #479	Findlay	OH	45840	27-Aug-04
584	CB	Richmond Square	3801 National Road East, #541	Richmond	IN	47374	25-Mar-05
585	CB	Capitola Mall	1855 41st Avenue, #E09	Capitola	CA	95010	13-Aug-04
586	CB	University Mall	155 Dorset Street, #H8	South Burlington	VT	5403	10-Sep-04
588	CB	Hot Springs Mall	4501 Central Avenue, #B6	Hot Springs	AR	71913	20-Aug-04
589	CB	Lufkin Mall	4600 S Medford Drive, #1124	Lufkin	TX	75901	08-Oct-04
592	CB	Somerset Mall	4150 US Hwy 27 S, #12b	Somerset	KY	42501	01-Oct-04
593	CB	Montgomery Mall	132 Montgomery Mall	North Wales	PA	19454	05-Nov-04
594	CB	Eastland Mall	1615 E Empire Street, #1020	Bloomington	IL	61701	27-May-04
596	CB	Richland Mall	6001 W Waco Drive, #7	Waco	TX	76710	15-Oct-04
598	CB	Northfield Square Mall	1600 N State Route 50, #424B	Bourbonnais	IL	60914	25-Nov-05
600	CB	Metropolis	340 Metropolis Mile, Ste 125	Plainfield	IN	46168	28-Oct-05
603	CB	Chesterfield Towne Center	11500 Midlothian Turnpike, #318	Richmond	VA	23235	12-Nov-04
604	CB	Cross County Mall	700 Broadway East, #3	Mattoon	IL	61938	01-Oct-04
606	CB	Westfield Capital	625 Black Lake Blvd, Spc H7	Olympia	WA	98502	12-Nov-04
608	CB	Southlake Town Square	319 Grand Avenue East	Southlake	TX	76092	08-Apr-06
610	CB	Shawnee Mall	4901 North Kickapoo Street, #1556	Shawnee	OK	74804	12-Nov-04
611	CB	Mt. Shasta Mall	900 Dana Drive, Ste #C44	Redding	CA	96001	19-Nov-04
612	CB	Streets of Tanasbourne	2130 NW Allie Ave, Bldg 600, #610	Hillsboro	OR	97124	30-Oct-04
614	CB	Mall of Abilene	4310 Buffalo Gap Road, #1404	Abilene	TX	79606	24-Jun-05

Str Num	Division	MallName	Address	City	State	Zip Code	OpenDate
615	CB	Foothills Mall	145 Foothills Mall Drive, #48/#50	Maryville	TN	37801	13-Oct-06
616	CB	Sunrise Mall	6145 Sunrise Mall	Citrus Heights	CA	95610	08-Apr-05
617	CB	Steeplegate Mall	270 Loudon Road, #1116	Concord	NH	3301	08-Apr-05
619	CB	The Orchard	8653 Clinton St, Spc # 8653	New Hartford	NY	13413	02-Nov-07
620	CB	Chico Mall	1950 E 20th Street, #D405	Chico	CA	95928	27-May-05
621	CB	Green Oak Village Place	9680 Village Place Blvd	Brighton	MI	48116	29-Sep-06
623	CB	Woodland Hills Mall	7021 S Memorial Drive, #0118a	Tulsa	OK	74133	18-Mar-05
624	CB	Pinnacle Hills Promenade	2203 Promenade Blvd, #2130	Rogers	AR	72758	04-Oct-06
625	CB	Rivertown Crossing	3700 Rivertown Pkwy, #1018	Grandville	MI	49418	26-Aug-05
627	CB	Northfield at Stapleton	8384 49th Avenue, #1230	Denver	CO	80238	25-Oct-06
631	CB	Westfield Oakridge	925 Blossom Hill Road, #U14	San Jose	CA	95123	26-May-06
635	CB	Mall at Fairfield Commons	2727 Fairfield Commons, #W170	Beavercreek	OH	45431	08-Sep-05
639	CB	Greenwood Mall	2625 Scottsville Road, #510	Bowling Green	KY	42104	27-May-05
640	CB	The Mall at Turtle Creek	3000 East Highland Drive, Ste 115	Jonesboro	AR	72401	29-Mar-06
641	CB	Berkshire Mall	1665 State Hill Road, #350	Wyomissing	PA	19610	18-Nov-05
643	CB	Country Club Mall	1262 Vocke Road, #236/#228	LaVale	MD	21502	16-Mar-07
644	CB	Moorestown Mall	400 Route 38, #1750	Moorestown	NJ	8057	11-Nov-05
646	CB	The Meadows	10 Meadows Circle Drive, Ste 100	Lake St. Louise	MO	63367	20-Aug-08
648	CB	Short Pump Town Center	11800 W Broad Street, #2138	Richmond	VA	23233	19-Aug-05
649	CB	Mall at Tuttle Crossing	5043 Tuttle Crossing Blvd, #267/#268	Dublin	OH	43016	16-Sep-05
651	CB	Panama City Mall	2150 Martin Luther King Dr, #2156	Panama City	FL	32405	28-Oct-05
652	CB	Galleria at Pittsburgh Mills	210 Pittsburgh Mills Circle	Tarentum	PA	15084	14-Jul-05
654	CB	Dover Mall	1365 N Dupont Hwy, #1110	Dover	DE	19901	14-Oct-05
655	CB	Streets of Cranberry	20430 Route 19, #150	Cranberry Township	PA	16066	23-Mar-07
656	CB	The Promenade Shops at Centerra	5855 Sky Pond Drive, Ste #F118	Loveland	CO	80538	18-Nov-05
658	CB	Volusia Mall	1700 W International Speedway, #414	Daytona Beach	FL	32114	25-Aug-06
661	CB	Parke West	9784 West Northern Ave, Ste 1220	Peoria	AZ	85345	21-Feb-08
662	CB	Crestview Hills Town Center	2829 Town Center Boulevard, #2040	Crestview Hills	KY	41017	10-Mar-06
663	CB	Laurel Mall	70 Laurel Mall	Hazleton	PA	18202	14-Oct-05
665	CB	Lakeland Square	3800 US Hwy 98 N, #0264	Lakeland	FL	33809	28-Oct-05
669	CB	Shadow Lake Towne Center	7474 Towne Center Pkwy, Ste T-117	Papillion	NE	68046	25-May-07
670	CB	University Mall	575 E University Pkwy, #E93	Orem	UT	84097	10-Mar-06
673	CB	Northtowne Mall	1500 N Clinton, #165	Defiance	OH	43512	19-May-06
675	CB	Village at Sandhill	631 Promenade Place, Ste 12	Columbia	SC	29229	26-May-06
676	CB	Kent Station	438 Ramsey Way, Ste 105	Kent	WA	98032	01-Nov-06
677	CB	The Commons at Federal Way	2014 South Commons, #C-10	Federal Way	WA	98003	06-Apr-07
678	CB	Aspen Grove	7301 S Santa Fe Drive, #218	Littleton	CO	80120	09-Jun-06
679	CB	Lehigh Valley Mall	250 Lehigh Valley Mall	Whitehall	PA	18052	17-Aug-07
684	CB	The Orchard Town Center	14587 Delaware Street, Ste 100	Westminster	CO	80023	03-Apr-08
686	CB	South Plains Mall	6002 Slide Rd, Spc G28	Lubbock	TX	79414	16-Nov-07
689	CB	Hamilton Town Center	13976 Town Center Blvd, Ste 400	Noblesville	IN	46060	01-May-08
690	CB	Southlands	6290 South Main Street, Spc 102	Aurora	CO	80016	11-Oct-07
692	CB	New Town Shops	5123 Main Street, #811	Williamsburg	VA	23188	17-Aug-07
710	CB	Marketplace at Augusta	19 Stephen King Drive, Spc H-105	Augusta	ME	4330	16-Nov-07
711	CB	Collin Creek Mall	811 North Central Expressway, Spc 2190	Plano	TX	75075	09-Nov-07
712	CB	Quail Springs Mall	2501 W Memorial Road, Spc 153	Oklahoma City	OK	73134	09-Nov-07
719	CB	Parkway Place	2801 Memorial Pkwy SW, Spc 162	Huntsville	AL	35801	06-Mar-08
732	CB	Metro Crossing	3606 Metro Drive, Ste 200	Council Bluffs	IA	51501	11-Sep-09
735	CB	Northpark	101 N Rangeline Rd, #146	Joplin	MO	64801	29-Jul-11
801	CJ	Southpark Mall	4500 16th Street, Spc 495	Moline	IL	61265	18-Aug-00
802	CJ	Fashion Square Mall	4895 Fashion Square Mall, Spc 402	Saginaw	MI		30-May-03
803	CJ	Oakwood Mall	4800 Golf Road, Spc 716	Eau Claire	WI	54701	18-Aug-00
804	CJ	Fox River Mall	4301 West Wisconsin Ave, Spc 912	Appleton	WI	54913	06-Oct-00
806	CJ	Bay City Mall	4101 Wilder Road, #E517	Bay City	MI	48706	18-Aug-00
807	CJ	Forest Mall	835 West Johnson Street, Spc #E02	Fond du Lac	WI	54935	18-Aug-00
809	CJ	Burnsville Center	2016 Burnsville Center	Burnsville	MN	55306	18-Aug-00
812	CJ	White Oaks Mall	2501 Wabash Avenue, #A-01	Springfield	IL	62704	25-Aug-00
813	CJ	Lindale Mall	4444 First Avenue NE, Ste 36	Cedar Rapids	IA	52402	15-Sep-00
815	CJ	Empire Mall	4001 West 41st Street, #540	Sioux Falls	SD	57106	15-Sep-00
819	CJ	Northpark Mall	320 West Kimberly Road, Spc 90	Davenport	IA	52806	03-Nov-00
821	CJ	Lansing Mall	5332 West Saginaw Highway, #168	Lansing	MI	48917	16-Mar-01
822	CJ	The Lakes Mall	5600 Harvey Street, #2072	Muskegon	MI	49441	15-Aug-01
823	CJ	Valley View Mall	3800 State Road 16, #178	La Crosse	WI	54601	13-Oct-00
824	CJ	Dakota Square	218 Dakota Square	Minot	ND	58701	13-Oct-00
825	CJ	Arbor Lakes	7878 Main Street North, Bldg #13	Maple Grove	MN	55369	24-May-02
826	CJ	Montclair Center	13023 West Center Road, Spc #B/C/D	Omaha	NE	68144	23-Mar-01
827	CJ	Holiday Village Mall	1200 10th Avenue South, #1	Great Falls	MT	59405	13-Mar-01
829	CJ	The Crossroads	6650 S Westnedge Ave, #255	Portage	MI	49024	13-Apr-01

Str Num	Division	MallName	Address	City	State	Zip Code	OpenDate
830	CJ	Mid Rivers Mall	2272 Mid Rivers Mall	St. Peters	MO	63376	25-May-01
832	CJ	Columbia Mall	2800 Columbia Road, #335	Grand Forks	ND	58201	19-Sep-03
833	CJ	South County Mall	467A South County Centerway	St. Louis	MO	63129	03-May-02
834	CJ	Frontier Mall	1400 Dell Range Boulevard, #91	Cheyenne	WY	82009	06-Apr-01
836	CJ	Kennedy Mall	555 John F Kennedy Road, #445	Dubuque	IA	52002	13-Apr-01
837	CJ	Eastwood Mall	5555 Youngstown-Warren Road, #402	Niles	OH	44446	18-May-01
838	CJ	Capital Mall	3600 Country Club Drive, #66	Jefferson City	MO	65109	05-Apr-01
839	CJ	Chapel Hills Mall	1710 Briargate Blvd, #117	Colorado Springs	CO	80920	06-Apr-01
841	CJ	Rogue Valley Mall	1600 N Riverside Drive, #2109	Medford	OR	97501	15-Nov-01
843	CJ	Glenbrook Square	4201 Coldwater, #E10-b	Fort Wayne	IN	46805	06-Apr-01
844	CJ	Honey Creek Mall	3401 South US Hwy 41, #H3	Terre Haute	IN	47802	10-Aug-01
845	CJ	Boise Towne Square	350 N Milwaukee, #2323	Boise	ID	83704	20-Apr-01
847	CJ	Northtown Mall	4750 North Division, #2010	Spokane	WA	99207	10-Aug-01
848	CJ	Eastridge Mall	601 SE Wyoming Boulevard, #1258	Casper	WY	82609	11-May-01
849	CJ	Riverdale Village	12771 Riverdale Blvd NW, Ste 102	Coon Rapids	MN	55433	21-Sep-01
851	CJ	Eden Prairie Center	8251 Flying Cloud Drive, #1144	Eden Prairie	MN	55344	14-Sep-01
853	CJ	Tippecanoe Mall	2415 Sagamore Parkway South, #G11 & #G12	Lafayette	IN	47905	10-Aug-01
854	CJ	College Mall	2916 East 3rd Street, #M-12	Bloomington	IN	47401	05-Apr-02
855	CJ	Brookfield Square Mall	95 North Moorland Road, #D1B	Brookfield	WI	53005	10-Aug-01
856	CJ	Colonie Center	131 Colonie Center	Albany	NY	12205	02-Nov-01
858	CJ	Merle Hay Mall	902 Merle Hay Mall	Des Moines	IA	50310	22-Mar-02
860	CJ	Conestoga Mall	3404 West 13th Street, #A3A	Grand Island	NE	68803	28-Sep-01
862	CJ	Apache Mall	333 Apache Mall	Rochester	MN	55902	07-Jun-02
863	CJ	Dayton Mall	2700 Miamisburg-Centerville Road, #700	Dayton	OH	45459	17-May-02
865	CJ	River Hills Mall	1850 Adams Street, #518	Mankato	MN		20-Mar-02
866	CJ	Polaris Fashion Place	1500 Polaris Parkway, #2248/2252	Columbus	OH	43240	25-Oct-01
867	CJ	Indian Mound Mall	771 South 30th Street, #721	Heath	OH	43056	15-Mar-02
868	CJ	River Valley Mall	1635 River Valley Circle, #331	Lancaster	OH	43130	17-May-02
870	CJ	New Towne Mall	400 Mill Avenue SE, #529	New Philadelphia	OH	44663	05-Mar-02
871	CJ	Ashland Town Center	500 Winchester Drive, #250	Ashland	KY	41101	12-Apr-02
873	CJ	Great Northern Mall	4155 Route 31, #B106	Clay	NY	13041	28-Sep-01
874	CJ	Valley Mall	17301 Valley Road Mall, #472	Hagerstown	MD	21740	16-Nov-01
876	CJ	Westroads Mall	10000 California Street, #3232	Omaha	NE	68114	16-Aug-02
877	CJ	Sandusky Mall	4314 Milan Road, #180	Sandusky	OH	44870	16-Aug-02
878	CJ	Millcreek Mall	725 Millcreek Mall	Erie	PA	16565	08-Mar-02
880	CJ	Capital City Mall	3512 Capital City Mall Drive	Camp Hill	PA	17011	16-Aug-02
882	CJ	Hickory Point Mall	1400 Hickory Point Mall	Forsyth	IL	62535	17-Oct-03
883	CJ	Wyoming Valley Mall	44 Wyoming Valley Mall	Wilkes-Barre	PA	18702	23-Aug-02
884	CJ	Lycoming Mall	300 Lycoming Mall Circle, #257	Pennsdale	PA	17756	20-Sep-02
886	CJ	Shenango Valley Mall	3275 East State Street, #625	Hermitage	PA	16148	23-Aug-02
887	CJ	Logan Valley Mall	5580 Goods Lane, Ste 1030	Altoona	PA	16602	06-Jun-03
889	CJ	Upper Valley Mall	1475 Upper Valley Pike, #420	Springfield	OH	45503	23-Aug-02
890	CJ	Northwoods Mall	2200 West War Memorial Drive, #CU-9	Peoria	IL	61613	12-Apr-02
892	CJ	Columbia Mall	2300 Bernadette Drive, #618	Columbia	MO	65203	11-Apr-03
893	CJ	Chesterfield Mall	76 Chesterfield Mall	Chesterfield	MO		10-Oct-03
897	CJ	Salmon Run Mall	1300 Arsenal Street, #B104	Watertown	NY	13601	16-Aug-02
900	CJ	Charleston Town Center	3000 Charleston Town Center Mall, #1017	Charleston	WV	25389	04-Jun-04
902	CJ	Birchwood Mall	4350 24th Avenue, #228	Port Huron	MI	48059	11-Apr-03
903	CJ	Towne West Square	4600 W Kellogg Drive, #E03	Wichita	KS	67209	28-Mar-03
904	CJ	East Towne Mall	150 East Towne Mall	Madison	WI		11-Apr-03
905	CJ	Muncie Mall	3501 Granville Avenue, #M03	Muncie	IN	47303	26-Sep-02
906	CJ	West Acres Shopping Center	3902 13th Avenue South, #330	Fargo	ND	58103	11-Oct-02
908	CJ	Grand Traverse Mall	3200 S Airport Road West, #410 & #411	Traverse City	MI	49684	11-Apr-03
909	CJ	Greenway Station	1651 Demingway, Ste 110	Middleton	WI	53562	23-Sep-03
910	CJ	SouthPointe Pavilions	2940 Pine Lake Road, #I-18	Lincoln	NE	68516	11-Apr-03
912	CJ	Central Mall	2259 South 9th Street, #46	Salina	KS	67402	21-Mar-03
914	CJ	Peru Mall	3940 Route 251, #H2 & H3	Peru	IL	61354	02-May-03
915	CJ	Meadowbrook Mall	2399 Meadowbrook Road, #445	Bridgeport	WV	26330	09-May-03
916	CJ	Kentucky Oaks Mall	5101 Hinkleville Road, #730	Paducah	KY	42001	22-Aug-03
917	CJ	Huntington Mall	500 Mall Road, #643	Barboursville	WV	25504	12-Mar-04
918	CJ	Legacy Village	25267 Cedar Road	Lyndhurst	OH	44124	23-Oct-03
919	CJ	Wausau Center	A-128 Wausau Center	Wausau	WI	54403	15-Aug-03
920	CJ	West Park Mall	3049 William Street, Ste 182	Cape Girardeau	MO	63703	05-Sep-03
921	CJ	Crossroads Center	4101 West Division Street, #C-13	St. Cloud	MN	56301	23-May-03
922	CJ	Quincy Mall	3347 Quincy Mall	Quincy	IL	62301	05-May-06
925	CJ	Richland Mall	714 Richland Mall	Mansfield	OH	44906	05-Sep-03
926	CJ	Westwood Mall	1850 W Michigan Ave, #808	Jackson	MI	49202	05-Mar-04
927	CJ	Sunset Plaza	1700 Market Lane, #200	Norfolk	NE	68701	10-Oct-03

Str Num	Division	MallName	Address	City	State	Zip Code	OpenDate
928	CJ	Deerfield Town Center	5525 Deerfield Blvd, #3020	Mason	OH	45040	29-Jul-04
929	CJ	Ohio Valley Mall	67800 Mall Ring Road, #540	St. Clairsville	OH	43950	12-Mar-04
930	CJ	Midland Mall	6800 Eastman Avenue, #240	Midland	MI	48642	12-Nov-04
931	CJ	Fort Henry Mall	2101 Fort Henry Drive, #E64	Kingsport	TN	37664	09-Apr-04
932	CJ	McKinley Mall	3701 McKinley Pkwy, #309	Buffalo	NY	14219	02-Apr-04
933	CJ	Arnot Mall	3300 Chambers Road South, Ste 5146	Horseheads	NY	14845	12-Mar-04
934	CJ	Apple Blossom Mall	1850 Apple Blossom Drive, #S171	Winchester	VA	22601	12-Mar-04
935	CJ	Jordan Creek Town Center	101 Jordan Creek Pkwy, Ste 11430	West Des Moines	IA	50266	04-Aug-04
936	CJ	Clearview Mall	101 Clearview Circle	Butler	PA	16001	01-Oct-04
937	CJ	Markland Mall	1212 South 17th Street, #B05	Kokomo	IN	46902	11-Jun-04
938	CJ	Kirkwood Mall	642 Kirkwood Mall	Bismarck	ND	58504	21-May-04
939	CJ	Valley Mall	1925 East Market Street, #318	Harrisonburg	VA	22801	13-Aug-04
940	CJ	Battlefield Mall	101 Battlefield Mall	Springfield	MO	65804	08-Apr-05
942	CJ	Nittany Mall	2900 East College Avenue, #814	State College	PA	16801	07-May-04
943	CJ	Southgate Mall	2901 Brooks Street	Missoula	MT	59801	24-Sep-04
944	CJ	Westfield Gateway	604 Gateway Mall	Lincoln	NE	68505	04-Nov-05
945	CJ	Eastview Mall	751 Eastview Mall	Victor	NY	14564	30-Sep-05
946	CJ	Findlay Village Mall	1800 Tiffin Avenue, #469	Findlay	OH	45840	27-Aug-04
947	CJ	Chautauqua Mall	318 E Fairmont Avenue, #644	Lakewood	NY	14750	24-Sep-04
948	CJ	Genesee Valley Mall	3341 South Linden Road, #620/630	Flint	MI	48507	29-Oct-04
949	CJ	Bangor Mall	663 Stillwater Avenue, #1082	Bangor	ME	4401	24-Sep-04
950	CJ	Champlain Center	60 Smithfield Blvd, #A111	Plattsburgh	NY	12901	01-Oct-04
951	CJ	Chambersburg Mall	864 Chambersburg Mall	Chambersburg	PA	17202	19-Nov-04
952	CJ	Valley View Mall	4802 Valley View Blvd NW, #LE230	Roanoke	VA	24012	20-Aug-04
953	CJ	Eastland Mall	1615 East Empire Street, #1050b	Bloomington	IL	61701	15-Oct-04
954	CJ	The Galleria	500 Galleria Drive, #186	Johnstown	PA	15904	24-Sep-04
955	CJ	South Towne Center	10450 South State Street, #1220	Sandy	UT	84070	15-Oct-04
956	CJ	Concord Mall	3701 South Main, #1214	Elkhart	IN	46517	12-Nov-04
957	CJ	Miami Valley Centre	987 East Ash Street, Spc C6	Piqua	OH	45356	29-Oct-04
959	CJ	Westmoreland Mall	5256 Route 30, #117	Greensburg	PA	15601	24-Sep-04
961	CJ	Wilton Mall at Saratoga	3065 Route 50, #B011a	Saratoga Springs	NY	12866	17-Jun-05
962	CJ	Bay Park Square	303 Bay Park Square	Green Bay	WI	54304	13-May-05
963	CJ	Layton Hills Mall	1201 N Hill Field Road, Ste 2056	Layton	UT	84041	15-Apr-05
965	CJ	Branson Landing	1011 Branson Landing Boulevard	Branson	MO	65616	30-Jun-06
966	CJ	St. Clair Square	175 St. Clair Square	Fairview Heights	IL	62208	06-May-05
967	CJ	York Galleria	2899 Whiteford Road, Ste 262	York	PA	17402	13-May-05
968	CJ	Lima Mall	2400 Elida Road, #564/548	Lima	OH	45805	04-Nov-05
969	CJ	Magic Valley Mall	1485 Pole Line Road East, #195	Twin Falls	ID	83301	19-Aug-05
970	CJ	Greenwood Park Mall	1251 US Highway 31 North, #F11	Greenwood	IN	46142	20-May-05
971	CJ	Mercer Mall	261 Mercer Mall Road, Ste 725	Bluefield	WV	24701	19-Aug-05
972	CJ	Westfield Vancouver	8700 NE Vancouver Mall Dr, #214	Vancouver	WA	98662	26-Aug-05
973	CJ	Manhattan Town Center	100 Manhattan Town Center	Manhattan	KS	66502	26-Aug-05
974	CJ	Galleria at Pittsburgh Mills	208 Pittsburgh Mills Cir	Tarentum	PA	15084	14-Jul-05
975	CJ	Green Oak Village Place	9736 Village Place Blvd, #F	Brighton	MI	48116	29-Sep-06
976	CJ	The Mall at Hays	2918 Vine Street, #200	Hays	KS	67601	14-Oct-05
977	CJ	Village Square Mall	68 Village Square Mall	Effingham	IL	62401	16-Sep-05
978	CJ	Kitsap Mall	10315 Silverdale Way NW	Silverdale	WA	98383	12-May-06
979	CJ	The Shops At Boardwalk	8638 North Boardwalk Avenue, #14	Kansas City	MO	64154	16-Sep-05
980	CJ	North Grand Mall	2801 Grand Avenue, #1090	Ames	IA	50010	09-Sep-05
981	CJ	Summit Mall	3265 West Market Street, #654	Akron	OH	44333	21-Oct-05
982	CJ	The Town Center at Levis Commons	4175 Levis Commons Blvd	Perrysburg	OH	43551	07-Oct-05
983	CJ	South Hill Mall	3500 South Meridian	Puyallup	WA	98373	14-Oct-05
986	CJ	Garden City Plaza	2204 East Kansas Avenue, #3	Garden City	KS	67846	14-Oct-05
988	CJ	West Ridge Mall	1801 Wanamaker Road	Topeka	KS	66604	12-May-06
989	CJ	Auburn Mall	550 Center Street, #1108	Auburn	ME	4210	28-Apr-06
990	CJ	Northfield Square Mall	1600 N State Route 50, #424a	Bourbonnais	IL	60914	25-Nov-05
992	CJ	Eastland Mall	800 North Green River Road, #314	Evansville	IN	47715	02-Jun-06
994	CJ	Crestview Hills Town Center	2831 Town Center Boulevard, #2020	Crestview Hills	KY	41017	10-Mar-06
996	CJ	University Mall	575 East University Pkwy, #A8A	Orem	UT	84097	10-Mar-06
997	CJ	Shadow Lake Towne Center	7474 Towne Center Pkwy, Ste T-115	Papillion	NE	68046	25-May-07
999	CJ	Southbridge Mall	100 South Federal, #402 & #403	Mason City	IA	50401	10-Mar-06
1002	CJ	Southern Park Mall	7401 Market Street, #855A	Youngstown	OH	44512	14-Apr-06
1005	CJ	Woodbury Lakes	9100 Hudson Road, Ste 110	Woodbury	MN	55125	05-May-06
1008	CJ	Northtowne Mall	1500 North Clinton, #1008	Defiance	OH	43512	19-May-06
1009	CJ	Coventry Mall	Routes 724 North & 100, #E3	Pottstown	PA	19465	28-Apr-06
1011	CJ	Southland Center	23000 Eureka Road, #1655	Taylor	MI	48180	25-Aug-06
1012	CJ	Metropolis	314 Metropolis Mile, Ste 125	Plainfield	IN	46168	26-May-06
1013	CJ	Park City Center	569 E Park City Center	Lancaster	PA	17601	27-Oct-06

Str Num	Division	MallName	Address	City	State	Zip Code	OpenDate
1014	CJ	Animas Valley Mall	4601 East Main Street, #490	Farmington	NM	87402	18-Aug-06
1015	CJ	Rivertown Crossing	3700 Rivertown Pkwy, #1210	Grandville	MI	49418	25-Aug-06
1017	CJ	River Ridge Mall	3405 Candlers Mountain Road, #355	Lynchburg	VA	24502	04-May-07
1018	CJ	Jefferson Pointe Shopping Center	4240 W Jefferson Blvd, #M10	Fort Wayne	IN	46804	06-Oct-06
1022	CJ	College Square	2550 E Morris Blvd, #59	Morristown	TN	37813	22-Sep-06
1023	CJ	Foothills Mall	168 Foothills Mall, #12	Maryville	TN	37801	23-Mar-07
1025	CJ	Valley West Mall	1551 Valley West Drive, #281	West Des Moines	IA	50266	13-Apr-07
1028	CJ	Market Place Shopping Center	2000 N. Neil Street, #120	Champaign	IL	61820	27-Oct-06
1029	CJ	The Greene Town Center	110 Plum Street	Beavercreek	OH	45440	03-Nov-06
1039	CJ	Yorktown Shopping Center	260 Yorktown Shopping Center	Lombard	IL	60148	28-Sep-07
1042	CJ	The Orchard Town Center	14587 Delaware Street, #150	Westminster	CO	80023	03-Apr-08
1043	CJ	Westland Mall	35000 West Warren Road, #205/208	Westland	MI	48185	28-Sep-07
1046	CJ	The Orchard	8651 Clinton Street, #8651	New Hartford	NY	13413	02-Nov-07
1047	CJ	Washington Park Mall	2350 SE Washington Blvd	Bartlesville	OK	74006	01-Jun-07
1048	CJ	The Citadel	750 Citadel Drive East, #2288	Colorado Springs	CO	80909	15-Jun-07
1054	CJ	Kandi Mall	1605 South 1st Street, #C10/11	Willmar	MN	56201	18-May-07
1067	CJ	The Promenade Shops at Centerra	5971 Sky Pond Drive, Ste C148	Loveland	CO	80538	11-Oct-07
1074	CJ	Southlands	6295 South Main Street, #B-104	Aurora	CO	80016	11-Oct-07
1079	CJ	Parkway Place	2801 Memorial Pkwy SW, #262	Huntsville	AL	35801	16-Nov-07
1087	CJ	Hamilton Town Center	14002 Hoard Dr, Ste 300	Noblesville	IN	46060	01-May-08
1096	CJ	The Meadows	20 Meadows Circle Drive, Ste 214	Lake St. Louise	MO	63367	20-Aug-08
1099	CJ	Firewheel Town Center	155 Cedar Sage Drive, #D11	Garland	TX	75040	08-May-09
1100	CJ	Westfield Belden Village	4165 Belden Village Mall, Spc B-16	Canton	OH	44718	08-May-09
1101	CJ	Aspen Grove	7301 South Santa Fe Drive, # 528	Littleton	CO	80120	13-Aug-10
3200	OUT	Albertville Premium Outlet	6415 Labeaux Avenue NE, Spc #A030	Albertville	MN	55301	24-Sep-10
3201	OUT	The Legends	1813 Village West Parkway, Ste Q-102	Kansas City	MO	66111	24-Sep-10
3202	OUT	Birch Run Premium Outlets	12240 South Beyer Road, Spc V032	Birch Run	MI	48415	15-Apr-11
3203	OUT	Tanger Outlets - Jeffersonville	8315 Factory Shops Boulevard	Jeffersonville	OH	43128	15-Apr-11
3204	OUT	Grove City Premium Outlets	1911 Leesburg Grove City Road, Spc 1255	Grove City	PA	16127	15-Apr-11
3205	OUT	Pleasant Prairie Outlet	11211 120th Avenue, Spc 06	Pleasant Prairie	WI	53158	15-Apr-11
3206	OUT	Tanger Outlet Branson	300 Tanger Boulevard, Ste 304	Branson	MO	65616	08-Jul-11
3207	OUT	Edinburgh Premium Outlet	3200 Outlet Drive, #F050	Edinburgh	IN	46124	09-Sep-11
3208	OUT	Tanger Outlet Wisconsin Dells	210 N. Gasser Road, Ste 1004	Baraboo (WI Dells)	WI	53913	07-Oct-11
3209	OUT	North Branch Outlets	38500 Tanger Drive, Ste 113	North Branch	MN	55056	06-May-11
3210	OUT	The Outlet Shoppes at Oklahoma City	7654 West Reno Avenue, Ste 730	Oklahoma City	OK	73128	04-Aug-11
3211	OUT	Tanger Outlet Howell	1475 N. Burkhart Road, Ste G170	Howell	MI	48855	06-May-11
3212	OUT	Tanger Outlet Williamsburg	502 Tanger Drive	Williamsburg	IA		06-May-11
3213	OUT	Tanger Outlet Tuscola	Suite D7, Tuscola Blvd, Box 4050	Tuscola	IL	61953	06-May-11
3214	OUT	North Bend Premium Outlet	461 S Fork Avenue SW, Unit I	North Bend	WA	98045	09-Sep-11
3215	OUT	Lebanon Premium Outlets	One Outlet Village Blvd, Spc 350	Lebanon	TN	37090	09-Sep-11
3216	OUT	Tanger Outlet Myrtle Beach	4635 Factory Stores Boulevard, #C210	Myrtle Beach	SC	29579	10-Jun-11
3217	OUT	Tanger Outlet Lincoln City	1500 SE East Devils Lake Road, Ste 202	Lincoln City	OR	97367	10-Jun-11
3218	OUT	Centralia Outlets	110 West High Street, Spc 110	Centralia	WA	98531	10-Jun-11
3219	OUT	Lodi Station Outlets	9911 Avon Lake Road, Unit 200	Burbank	OH	44214	22-Jul-11
3220	OUT	The Outlet Shoppes at Oshkosh	3001 South Washburn Street, Spc D240	OshKosh	WI	54904	10-Jun-11
3221	OUT	Johnson Creek Premium Outlets	575 Linmar Lane, Spc A110	Johnson Creek	WI	53038	22-Jul-11
3222	OUT	Outlet Shoppes at Gettysburg	1863 Gettysburg Village Drive	Gettysburg	PA	17325	16-Mar-12
3224	OUT	Colorado Mills	14500 West Colfax Avenue, #456	Lakewood	CO	80401	08-Feb-11
3229	OUT	Medford Outlet Center	Spc B033	Medford	MN	55049	23-Mar-12
4001	DUAL	Shops at Montage	2131 Shoppes Boulevard	Moosic	PA	18507	30-Jul-09
4003	DUAL	NewMarket Square	2441 North Maize Road, Ste 1807	Wichita	KS	67205	26-Aug-11
4004	DUAL	Rockford Road Plaza	4190 Vinewood Lane North, #127	Plymouth	MN	55442	07-Oct-11
4005	DUAL	East Hills Mall	3702 Frederick Blvd, Spc 16	St. Joseph	MO	64505	15-Apr-11
4006	DUAL	Rushmore Crossing	1335 Elgin Street	Rapid City	SD	57701	07-Mar-12
4007	DUAL	Lakeport Commons	5001 Sergeant Road, Ste 295	Souix City	IA	51106	04-Mar-11
4008	DUAL	Summit Fair	930-V Northwest Blue Pkwy	Lees Summit	MO	64081	07-Oct-11
4009	DUAL	Yorkdale Shoppes	6807C York Avenue South	Edina	MN	55435	04-Mar-11
4010	DUAL	Shoppes @ Oak Park Heights	5825 Krueger Lane	Oak Park Heights	MN	55082	07-Oct-11
4011	DUAL	Derby Marketplace	1930 N. Rock Road, Spc D-13	Derby	KS	67037	16-Sep-11
4012	DUAL	Chillicothe Mall	1075 North Bridge Street, Ste 165	Chillicothe	OH	45601	01-Apr-11
4014	DUAL	Mall of America	270 South Boulevard	Bloomington	MN	55425	25-Feb-11
4015	Dual	Crossroads Mall	89 Crossroads Mall	Mt. Hope	WV	25880	26-Aug-11
4016	DUAL	Columbia Mall	1321 N Columbia Center Blvd, #408	Kennewick	WA	99336	28-Mar-11
4017	DUAL	Marketplace Mall	751 Miracle Mile Drive, #A1-2	Rochester	NY	14623	29-Mar-11
4019	DUAL	Rimrock Mall	300 South 24th Street West #B-1	Billings	MT	59102	25-Apr-12
4020	DUAL	Mesa Mall	2424 US Hwy 6 & 50, #110	Grand Junction	CO	81505	29-Mar-12
4022	DUAL	Crossroads Commons	1120 Merdian Drive Spc A	Plover	WI	54467	25-May-12
4025	Dual	Arapahoe Crossing	6616 Parker Road, #101	Aurora	CO	80016	14-Oct-11

Str Num	Division	MallName	Address	City	State	Zip Code	OpenDate
4026	Dual	Central Square Mall	201 NW 4th Street, #100	Grand Rapids	MN	55744	14-Oct-11
4027	Dual	University Mall	1237 East Main Street, #1052	Carbondale	IL	62901	14-Oct-11
4028	Dual	Quincy Place Mall	1110 Quincy Avenue, #84	Ottumwa	IA	52501	14-Oct-11
4029	Dual	Palouse Mall	2018 West Pullman Road, #D7	Moscow	ID	83843	14-Oct-11
4030	Dual	Oakdale Mall	601-635 Harry L Drive, Ste 74	Johnson City	NY	13790	14-Oct-11
4031	Dual	Crossroads Mall	217 South 25th Street. C4	Fort Dodge	IA	50501	14-Oct-11
4032	Dual	Spotsylvania Mall	137 Spotsylvania Mall	Fredericksburg	VA	22407	14-Oct-11
4033	Dual	Westfield Great Northern	116 Great Northern Mall	North Olmsted	OH	44070	14-Oct-11
4034	Dual	Lakeside Mall	14600 Lakeside Circle, #2055	Sterling Heights	MI	48313	14-Oct-11
4035	Dual	Centrum Plaza	915 Short Street	Decorah	IA	52101	14-Oct-11
4036	Dual	Northland Mall	2900 East Lincolnway, #10	Sterling	IL	61081	14-Oct-11
4037	Dual	Midtown Mall	1084 South Stephenson Avenue	Iron Mountain	MI	49801	14-Oct-11
4038	Dual	Village Mall	2917 North Vermillion	Danville	IL	61832	10-Nov-11
4039	Dual	Sandburg Mall	1150 W Carl Sandburg Drive	Galesburg	IL	61401	10-Nov-11
4040	Dual	Alton Square	116 Alton Square	Alton	IL	62002	10-Nov-11
4041	Dual	Northgate Mall	271 Northgate Mall	Chattanooga	TN	37415	10-Nov-11
4042	Dual	Galleria at Crystal Run	1 Galleria Drive #D206	Middletown	NY	10941	10-Nov-11
4043	Dual	Mt. Berry Square	717 Mount Berry Square	Rome	GA	30165	10-Nov-11
4044	Dual	Concord Mall	4737 Concord Pike	Wilmington	DE	19803	10-Nov-11
4045	Dual	Ashtabula Mall	3315 N Ridge Road E	Ashtabula	OH	44004	10-Nov-11
4046	Dual	Meridian Mall	1982 West Grand River Ave, Spc 525	Okemos	MI	48864	10-Nov-11
4047	Dual	Crossroads Mall	2060 Crossroads Boulevard	Waterloo	IA	50702	10-Nov-11
4048	Dual	Fayette Mall	3401 Nicholasville Road	Lexington	KY	40503	10-Nov-11
4049	Dual	Midway Mall	3250 Midway Mall	Elyria	OH	44035	10-Nov-11
4050	Dual	DuBois Mall	5522 Shafer Road	DuBois	PA	15801	10-Nov-11
4051	Dual	Great Lakes Mall	7850 Mentor Avenue	Mentor	OH	44060	10-Nov-11
4052	Dual	Alderwood Mall	3000 184th Street SW	Lynnwood	WA	98037	10-Nov-11
4054	Dual	Lakewood Mall	3315 6th Avenue SE #21	Aberdeen	SD	57402	28-Jan-12
4055	Dual	Hutchinson Mall	1500 East 11th Street #B-9	Hutchinson	KS	67501	27-Jan-12
4056	Dual	Washington Crown Center	1500 W Chestnut Street, #620	Washington	PA	15301	28-Jan-12
4057	Dual	University Park Mall	6501 North Grape Road, #254	Mishawaka	IN	46545	28-Jan-12
4058	Dual	Tri-County Mall	11700 Princeton Pike, #E9	Cincinnati	OH	45246	27-Jan-12
4059	Dual	Stones River Mall	1720 Old Fort Pkwy, #B-140	Murfreesboro	TN	37129	28-Jan-12
4060	Dual	The Shops at Norterra	2480 West Happy Valley Road, Ste 1207	Phoenix	AZ	85085	28-Jan-12
4061	Dual	Janesville Mall	2500 Milton Ave, #119	Janesville	WI	54545	28-Jan-12
4062	Dual	The Mall at Greece Ridge	257 Greece Ridge Center Drive, H- 19a	Rochester	NY	14626	27-Jan-12
4063	Dual	Pyramid Mall Ithaca	40 Catherwood Road, #B07	Ithaca	NY	14850	27-Jan-12
4064	Dual	Valley River Center	214 Valley River Center	Eugene	OR	97401	27-Jan-12
4067	Dual	Rosedale Center	342 Rosedale Center	Roseville	MN	55113	28-Jan-12
4068	Dual	Spring Hill Mall	1308 Spring Hill Mall	West Dundee	IL	60118	27-Jan-12
4073	Dual	Asheville Mall	3 Suoth Tunnel Road, #k14 k16	Ashville	NC	28805	28-Jan-12
4074	Dual	Cool Springs Galleria	1800 Galleria Blvd, #2240	Franklin	TN	37067	28-Jan-12
4075	Dual	The Streets of Indian Lake	300 Indian Lake Blvd, Bldg A, Ste 220	Hendersonville	TN	37075	28-Jan-12
4076	Dual	Westfield Southlake	1955 Southlake Mall	Merrilville	IN	46410	28-Jan-12
4077	Dual	The Mall at Whitney Field	100 Commercial Road, #64	Leominster	MA	1453	27-Jan-12
4081	Dual	Centerpointe Mall	3665 28th Street SE Sp 8B2	Grand Rapids	MI	49512	27-Jan-12

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

None.

SCHEDULE 5.10

INSURANCE

Information is on file with Lender.

SCHEDULE 5.13

SUBSIDIARIES; OTHER EQUITY INVESTMENTS

(a)                                 Ownership of Christopher & Banks, Inc. and Christopher & Banks Company:

Owner	Issuer	Type of Equity Interests	# of Equity Interests	Certificate Number	Percentage Ownership	Jurisdiction of Issuer
Christopher & Banks Corporation	Christopher & Banks, Inc.	Common Stock	1,000 Shares	3	100%	Minnesota
Christopher & Banks, Inc.	Christopher & Banks Company	Common Stock	1,000 Shares	1	100%	Minnesota

(b)                                 None.

SCHEDULE 5.17

INTELLECTUAL PROPERTY MATTERS

Trademarks

See attached “Trademarks” list.

Patents

None.

Claims and Litigation

None.

Schedule 5.17

Christopher & Banks Company U.S. Trademark Schedule

Mark	Status	Serial No. or App. Serial No.	Owner
C.J. BANKS	Registered	2,466,691	Christopher & Banks Company

	Registered	3,974,895	Christopher & Banks Company

	Registered	3,723,759	Christopher & Banks Company

	Registered	3,797,571	Christopher & Banks Company

	Registered	4,062,718	Christopher & Banks Company

CELEBRATING WOMEN OF ALL SIZES	Registered	3,800,983	Christopher & Banks Company

CHRISTOPHER & BANKS	Registered	1,485,374	Christopher & Banks Company

CHRISTOPHER & BANKS	Registered	2,331,821	Christopher & Banks Company

CHRISTOPHER & BANKS	Registered	2,311,711	Christopher & Banks Company

CHRISTOPHER & BANKS	Registered	3,723,169	Christopher & Banks Company

	Registered	3,854,866	Christopher & Banks Company

CJ BANKS	Registered	3,786,187	Christopher & Banks Company

	Registered	3,797,522	Christopher & Banks Company

	Registered	3,786,177	Christopher & Banks Company

EVERY DAY WOMEN DO AMAZING THINGS	Registered	3,051,775	Christopher & Banks Company

FRIENDSHIP	Registered	3,887,711	Christopher & Banks Company

Mark	Status	Serial No. or App. Serial No.	Owner
	Registered	3,903,459	Christopher & Banks Company

IT’S A PROPORTION NOT A SIZE	Registered	3,719,274	Christopher & Banks Company

LIFE. YOU LIVE IT WELL.	Registered	4,144,120	Christopher & Banks Company

	Registered	3,719,377	Christopher & Banks Company

SIZE 14 & MORE	Registered	3,934,799	Christopher & Banks Company

TUMMY SLIMMER	Registered	3,671,159	Christopher & Banks Company

2

SCHEDULE 5.18

LABOR MATTERS

None.

SCHEDULE 5.21(a)

DDAS

Information is on file with Lender.

SCHEDULE 5.21(b)

CREDIT CARD ARRANGEMENTS

Information is on file with Lender.

SCHEDULE 5.24

MATERIAL CONTRACTS

1. Bank Card Merchant Agreement, dated February 21, 2007, between Fifth Third Processing Solutions and Christopher & Banks Corporation (“Bank Card Merchant Agreement”).

2. First Amendment to Bank Card Merchant Agreement, dated September 26, 2007, between Fifth Third Bank and Christopher & Banks Corporation.

3. Restated and Amended Master Services Agreement, dated October 25, 2007, between GSI Commerce, Inc. (as successor in interest to Accretive Commerce, Inc.) and Christopher & Banks, Inc.

4. Restated and Amended Statement of Work, dated October 25, 2007, between GSI Commerce, Inc. (as successor in interest to Accretive Commerce, Inc.) and Christopher & Banks, Inc.

5. Second Amendment to Bank Card Merchant Agreement, dated August 29, 2008, between Fifth Third Bank and Christopher & Banks Corporation.

6. Third Amendment to Bank Card Merchant Agreement, dated June 18, 2010, among Fifth Third Processing Solutions, LLC, Fifth Third Bank and Christopher & Banks Corporation.

7. Private Label Credit Card Plan Agreement, dated September 19, 2011, between World Financial Network Bank and Christopher & Banks, Inc.

SCHEDULE 6.02

FINANCIAL AND COLLATERAL REPORTING

See attached.

SCHEDULE 7.01

EXISTING LIENS

Christopher & Banks Corporation

Lienholder	Property/Asset Secured
Canon Financial Services

With respect to seven leases (Lease # 001-0259771-008; Lease # 001-0259771-009; Lease # 001-0259771-010; Lease # 001-0259771-011; Lease # 001-0259771-012; Lease # 001-0259771-013; and Lease # 001-0259771-014):

“All equipment now or hereafter leased, sold, or financed by Canon Financial Services, Inc. and all general intangibles and accounts receivable with respect to said equipment, and all replacements of, additions to, substitutions for and proceeds of the foregoing.”

Christopher & Banks, Inc.

Lienholder	Amount of Obligation Secured	Property/Asset Secured
N/A

Christopher & Banks Company

Lienholder	Amount of Obligation Secured	Property/Asset Secured
N/A

SCHEDULE 7.02

INVESTMENT POLICY

See attached.

CHRISTOPHER & BANKS CORPORATION

AND SUBSIDIARIES

INVESTMENT POLICY

Approved by the Audit Committee on October 4, 2011 and supersedes all prior Investment Policies and Addendums thereto

Contents
Statement of Purpose	2
Policy Review & Approval	2
Investment Objectives	2
Investment Authorization	2
Investment Advisers	3
Legal & Regulatory Compliance	3
Investment Guidelines	4

christopher & banks®

Statement of Purpose

The purpose of this Investment Policy (the “Policy”) is to establish guidelines for the investment of the general funds of Christopher & Banks Corporation and its subsidiaries (“the Company”).

Specifically, the Policy:

1.               Identifies investment objectives;

2.               Specifies investment authority and responsibility; and

3.               Establishes investment portfolio guidelines.

The Company believes a sound Investment Policy is essential to developing strategies that ensure the investment objectives of the Company are achieved.

Policy Review & Approval

The Audit Committee of the Company’s Board of Directors will review this Policy from time to time at their discretion. Changes in this Policy must be approved by the Audit Committee of the Board of Directors, and following any such revisions or approvals, the updated Policy will be provided to other Board members.

Investment Objectives

The Company’s primary investment objectives are, in order of importance, as follows:

1.               Safety of principal;

2.               Maintenance of adequate liquidity; and

3.               Maximization of after-tax, after-fees return on investment.

Investment Authorization

Any two “Authorized Officers” have the authority to retain investment advisers, open securities accounts, and transfer cash or securities between sub-portfolios, securities custodial accounts or the Company’s cash concentration account.  Any one Authorized Officer may transfer cash between the Company’s cash concentration account and its money market account or other operating account utilized for meeting the Company’s immediate liquidity needs.  Authorized Officers means the SVP & Chief Financial Officer and the Vice President Tax & Treasury. Investment authorization under this Policy may not be delegated to others by the Authorized Officers.

2

Investment Advisers

The Company may choose to hire the services of one or more investment management firms and give such parties discretionary authority over individual security selection and transaction execution, provided that each such firm and its affiliates may not have more than $100 million of the Company’s assets under its management at any one time and that they agree in writing to:

1.                                       Manage the Company’s assets in accordance with all applicable laws and regulations and this Policy;

2.                                       Promptly inform the Company of material events related to the credit markets as a whole as well as those matters effecting the safety or liquidity of any of the Company’s specific investments;

3.                                       Conduct the purchase and sale of securities designed to receive the best price and execution, provided that, in any individually managed portfolio, no securities shall be sold that result in a loss of $10,000 or more without the prior written approval of the CEO, CFO, or Vice President Tax;

4.                                       Provide monthly written reports within 10 days following the last trading day of the month describing portfolio holdings, transactions, and performance. Such reports must be made available to the Company via the manager’s or custodian’s website or in paper copy;

5.                                       In the event of a change in the Company’s tax status, the Company will inform the managers of the portfolios effected who will then be responsible for factoring such change into the portfolio’s reported after-tax yield;

6.                                       Promptly inform the Company of matters pertinent to the placement of its assets with the investment management firm such as significant changes in ownership and relevant personnel changes;

7.                                       Meet in person with Company management at least quarterly or more often if deemed necessary by the Company;

8.                                       Attend the Company’s Audit Committee meetings if requested by management or the Committee;

9.                                       At least annually, review and recommend changes to this Investment Policy as appropriate; and

10.                                Limit fund transfers to and from the Company’s securities custodial accounts to its designated cash concentration account.

Legal & Regulatory Compliance

The management and investment of Company funds is to be done in full compliance with all applicable laws and regulations and shall be reviewed and modified as necessary to comply with changes in laws and regulations.

3

Investment Guidelines

The Company will maintain adequate cash to meet its daily, weekly, and monthly liquidity needs in bank accounts or money market funds.

Remaining corporate funds shall be invested only in Eligible Investments and further classified into one of three sub-portfolios — Enhanced Cash, Short Duration and Intermediate Duration — each as further described in Tables I and II below. The amount of funds allocated to each sub-portfolio may change over time as directed by the Company.

Table I. Eligible Investments

Minimum Credit Rating (Note 1) (S&P/Moody’s/Fitch)
Instrument (Abbreviation)		Short Term	Long Term
Money Market Mutual Funds	MMF	na
Other Mutual Funds	MF	Notes 2, 4
Repurchase Agreements	Repo	Note 3
Derivatives	—	Note 4
U.S. Treasuries	UST	na
Federal Agencies	USA	na
Negotiable Certificates of Deposit	CD	A-/P-1/A	na
Commercial Paper - Taxable	CCP	A-1/P-1/F-1	na
Commercial Paper - Tax Exempt	MCP	A-1/MIG 1 or VMIG 1/F-1	na
Sovereigns (dollars only)	SOV	na	AA-/Aa3/AA-
Mortgage Related Securities	MRS	na	AA-/Aa3/AA-
Asset Backed Securities	ABS	na	AA-/Aa3/AA-
Corporate Bonds	Corp	na	A-/A3/A-
Municipal Bonds	Muni	na	A-/A3/A-

1)              Investments will be considered to have the highest rating of all available.

2)              An open-end mutual fund may be an Eligible Investment provided that its stated investment objectives are consistent with the Company’s investment objectives and portfolio guidelines as described herein and it complies with all applicable requirements of the Investment Company Act of 1940, as amended, including the provision of a daily liquidity feature at net asset value.

3)              Repurchase agreements must be collateralized with U.S. Treasury or Agency securities.

4)              Prohibited Investments: Direct investment in derivatives is prohibited; however a qualifying Mutual Fund as defined in Note 2 may use interest rate swaps, futures, or options to hedge against changes in interest rates and lock in yields.

4

Table II. Portfolio Guidelines

Min Wtd Avg				Sub-Portfolio Concentration Limits
Portfolio		Sub-Portfolio		Instrument
Quality (Notes 1 & 2)	Investment Sub-Portfolio	Yield Benchmarks	Max Duration	Name	Max Maturity	Per Issue (Note 3)	Sub-Portfolio Max
AA-/Aa3/AA-	Enhanced Cash	Note 4	na	MMFs	na	none	Up to 100%
				USTs	1 yr		Up to 100%
				USAs	1 yr		Up to 75%
				Repos	7 days		Up to 50%
				CDs	1 yr	5% or less of sub-portfolio	Up to 25%
				CCP or MCP	270 dys		Up to 75%
				Corps	1 yr		Up to 25%
				Munis	1 yr		Up to 100%

	Short Duration (~1-3 yr maturities)	BAML 1-3 Year Treasury Index or Barclays Capital 1 Year Municipal Bond Index	2 years or less	USTs	na	none	Up to 100%
				USAs			Up to 75%
				MFs			Up to 100%
				SOVs		5% or less of sub-portfolio	Up to 25%
				MRS			Up to 25%
				ABS			Up to 25%
				Corps			Up to 25%
				Munis			Up to 100%

	Intermediate Duration (~4-7 yr maturities)	BAML 1-3 Year Treasury Index or Barclays Capital 5 Year Municipal Bond Index	4 years or less	USTs	na	none	Up to 100%
				USAs			Up to 75%
				MFs			Up to 100%
				SOVs		5% or less of sub-portfolio	Up to 25%
				MRS			Up to 25%
				ABS			Up to 25%
				Corps			Up to 25%
				Munis			Up to 100%

1)              Initial Quality: At the time of purchase, no more than 10% of the securities in a sub-portfolio may be rated A-/A3/A- or less. Also at the time of purchase, no more than 5% of the securities in a sub-portfolio may be unrated.

2)              Downgrades: In the event a security in an individually managed sub-portfolio is downgraded subsequent to purchase and causes a violation of minimum weighted average portfolio quality, the downgraded security may be held by the manager only after obtaining the Company’s written approval. If such approval is not obtained, the security must be sold as soon as practical but in all instances within 30 days of the downgrade.

3)              Per Issue Limit: The “per issue limit” of 5% or less is determined at time of purchase, for example, if $50 million is allocated to a given sub-portfolio, then the maximum investment in any one municipal or corporate issue would be $2.5 million.

4)              Yield Benchmarks: Acceptable yield benchmarks for the Enhanced Cash sub-portfolio include the Lipper Money Market Fund Index, the Lipper Short US Treasury Index, the Barclays 1-3 Month Treasury Index, the Bank of America Merrill Lynch (“BAML”) 1-3 Month Treasury Index, and the BAML 6 Month Treasury Index.

5

SCHEDULE 7.03

EXISTING INDEBTEDNESS

None.

SCHEDULE 7.09

AFFILIATE TRANSACTIONS

None.

SCHEDULE 9.02

LENDER’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

Borrowers

Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, MN 55441
Attention:	General Counsel
Telephone:	(763) 551-5000
Facsimile:	(763) 551-5199
E-mail:	lkomarek@christopherandbanks.com

with a copy to:

Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, MN 55402
Attention:	Thomas O. Kelly, III
Telephone:	(612) 340-2600
Facsimile:	(612) 340-2868
E-mail:	kelly.tom@dorsey.com

Website: www.christopherandbanks.com

Lender and L/C Issuer

Wells Fargo Bank, National Association
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention:	Jason Searle
Telephone:	(617) 854-7292
Facsimile:	(855) 766-9554
E-mail:	Jason.Searle@wellsfargo.com

with a copy to:

Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02108
Attention:	Kevin J. Simard
Telephone:	(617) 248-4086
Facsimile:	(617) 502-4086
E-mail:	ksimard@choate.com